UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment Number 2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2021

INTEGRATED CANNABIS SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-56291	90-1505708
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6810 North State Road 7

Coconut Creek, Florida 33073

(Address of principal executive offices)(Zip Code)

(954) 906-0098

Registrant’s telephone number, including area code:

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Integrated Cannabis Solutions, Inc. is referred to herein as the “Registrant” or “Integrated Cannabis” or “we”, “our”, or “us” or the “Company”.

Consolidated Apparel, Inc. is referred to herein as “Consolidated”

Eugene Caiazzo (“Caiazzo”) is Consolidated’s President. Prior to the acquisition described below, Caiazzo owned 100% of the outstanding common stock shares of Consolidated. Caiazzo (along with Consolidated) is also referred to herein collectively as the “Seller” with respect to our acquisition of Consolidated as described immediately below.

Introductory Note

This Current Report on Form 8-K/A (Amendment Number 2) amends and supplements our Current Report on Forms 8-K filed with the Securities and Exchange Commission on September 1, 2021, and December 13, 2021, respectively, disclosing the following agreements:

Item 1.01. Entry into a Material Definitive Agreement

September 1, 2021 Acquisition Agreement

On September 1, 2021, Integrated Holdings Solutions, Inc. (“IHS’ or “Buyer’), our wholly owned subsidiary, as the Buyer, completed an Acquisition Agreement with Consolidated Apparel, Inc. (“Consolidated”) and Eugene Caiazzo (“Caiazzo”), who collectively are the Sellers, providing for IHS' acquisition of 49.5% of Consolidated’s common stock shares owned by Caiazzo (the “September 1, 2021 Agreement).

December 13, 2021 Acquisition Agreement

(100% Acquisition/Rescission of September 1, 2021 Agreement)

On December 13, 2021, IHS completed an Acquisition Agreement with Consolidated and Caiazzo, which rescinded the September 1, 2021 Agreement and provided for IHS’ acquisition of 100% of Consolidated in return for consideration of 328,000 shares of our Convertible/Redeemable Series B par value $1.00 Preferred shares to Caiazzo. Integrated's Series B convertible preferred stock converts into common stock at the option of the holder at the rate of 1 share of Series B convertible preferred into 20 shares of common stock. Further, the terms provide that post-acquisition: (a) Caiazzo shall remain as Consolidated’s President and manage Consolidated’s operations; (b) our Board of Directors will appoint Caiazzo as our Board member; (c) IHS and Caiazzo will complete an Employment Agreement providing for Caiazzo’s responsibilities as Consolidated’s President; (d) subject to negotiation between the Parties, we will grant Stock Options to Caiazzo with Cashless provisions.

October 3, 2022 Addendum to December 13, 2021 Acquisition Agreement

On October 3, 2022, we amended the December 13, 2021 Acquisition Agreement, via an Addendum providing for the following amended terms in the Consideration Section (Section 2) of the December 13, 2021 Acquisition Agreement:

•	2.1 The Purchase Price to be paid by the Buyer is $1,200,000 as further provided for in terms 2.2 – 2.4.

•	2.2 IHS shall assume Consolidated’s outstanding debt of $950,000.00 as of September 30, 2022 (“Assumption of Debt Amount”).

•	2.3 $374,778.40 of the Assumption of Debt Amount by IHS shall be exchanged with 175,000,000 Common Stock Shares of Integrated Cannabis valued at $0.002 to be issued to Caiazzo.

•	2.4 IHS shall issue a Promissory Note for $250,000 to Caiazzo attached hereto as Exhibit A in exchange for 250,000 common stock shares of Consolidated owned by Caiazzo to be issued to IHS.

The description of the Addendum is qualified in its entirety with reference to the entire October 3, 2022 Addendum attached hereto as Exhibit 10.4.

The Information contained above regarding the above acquisition agreements and the Form’s 8-Ks are hereby incorporated by reference and qualified in their entirety by the agreements themselves, which are hyperlinked to this Form 8-K.

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Forward-Looking Statements

This Current Report on Form 8-K, or some of the information incorporated herein by reference, contains statements that are forward-looking and as such are not historical facts. This includes, without limitation, statements regarding the financial position, business strategy, and the plans and objectives of management for future operations. These statements constitute projections, forecasts, and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this Current Report on Form 8-K, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. When we discuss our s strategies or plans, we are making projections, forecasts, or forward-looking statements. Such statements are based on the beliefs of, as well as assumptions made by, and information currently available to our management.

The forward-looking statements contained in this Current Report on Form 8-K/A and in any document incorporated by reference are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we anticipate. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in our Risk Factor Section beginning on page_. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

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DESCRIPTION OF BUSINESS

Corporate History of Consolidated Apparel, Inc.

On January 24, 2017, Consolidated was formed as a Florida Limited Liability Company under the name, BDC Florida, LLC. On March 1, 2017, BDC Florida, LLC acquired 100% of the assets of Native Outfitters, Inc., and registered the DBA, “Native Outfitters” with Florida. Native Outfitters, a DBA, operates as Consolidated’s subsidiary. On October 2017 BDC Florida, LLC, acquired the assets of Incite, which primarily consisted of accounts, artwork, equipment, and patterns, and registered the DBA for Incite Performance Wear under the umbrella of BDS Florida. On June 21, 2021, BDC Florida, LLC changed its name to Consolidated Apparel, Inc. and converted the limited liability company to a Florida corporation, which better reflected Consolidated’s business.

Since its inception, Eugene Caiazzo has been Consolidated’s Managing Member and later upon the name change to Consolidated Apparel, Inc. as Consolidated’s Chief Executive Officer.

Corporate History of Registrant

We were incorporated on October 9, 1995 in Texas under the name, Posh International, Inc.

On January 21, 1997, we completed a 2:1 forward split pursuant to an amendment filed with the Texas Secretary of State.

On April 14, 2003, we filed an amendment to our Articles of Incorporation with the Texas Secretary of State, changing our name from Posh International, Inc. to Great Lakes Acquisition, Inc., and we increased our authorized common shares from 35,000,000 to 50,000,000.

On December 31, 2003, we changed our domicile from Texas to Nevada via a Merger between Great Lakes Acquisitions, Inc. and Great Lakes Acquisitions, Inc. Nevada, with Great Lakes Acquisitions, Inc. Nevada, being the surviving entity. As part of that merger, Charles Campbell was elected our President.

On March 15, 2006, we filed an amendment to our Articles of Incorporation with Nevada, changing our name from Great Lakes Acquisitions, Inc. Nevada to Integrated Parking Solutions, Inc., and William P. Dugan became our President.

On March 31, 2006, we filed an amendment to our Articles of Incorporation in Nevada to affect a 1:10 reverse split.

On March 20, 2012, we filed Amended and Restated Articles with Nevada, increasing our unauthorized shares from 50,000,000 to 195,000,000 Common Stock shares and creating 5,000,000 shares of Blank Check Preferred.

On September 9, 2013, we filed an Amendment to our Articles of Incorporation with Nevada increasing our Authorized shares from 195,000,000 to 640,000,000.

On April 4, 2014, we filed an amendment to our Articles of Incorporation in Nevada changing our name from Integrated Parking Solutions, Inc. to Integrated Cannabis Solutions, Inc.

On September 29, 2014, there was a change of control from Jason Z Jankovic, our then sole Officer/Director to Jason Z. Jankovic who then became our sole Officer/Director, and we changed our business direction to Cannabis consulting.

On November 6, 2014, we filed an Amendment to our Articles of Incorporation with Nevada increasing our authorized common shares from 640,000,000 to 900,000,000.

On January 1, 2016, Jason Z Jankovic resigned as our Officer/Director and Adam Tracy (“Tracey”) was named the new sole Officer/Director

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On April 4, 2016, we changed our domicile from Nevada to Wyoming.

On November 8, 2017, there was a change of control from Adam Tracy to Matthew Dwyer who was elected as our sole Officer/Director, and we plan to enter into a new business direction of growing and producing and processing industrial hemp in Wisconsin.

On July 12, 2018, we filed to reinstate us as a Nevada corporation.

On October 25, 2018, an Amendment was filed to our Articles of Incorporation in Nevada to increase the number of our authorized shares of Common stock from 900,000,000 to 1,500,000,000.

On April 5, 2019, we filed a Certificate of Designation in Nevada for Series A Convertible Preferred stock.

On April 10, 2019, we filed an Amendment in Nevada to reduce the number of Authorized Common shares from 1,500,000,000 to 900,000,000.

 On September 18, 2019, we filed an Amended Certificate of Stock Designation in Nevada for Series A Convertible Preferred share.

On October 8, 2019, we filed an Amended Certificate of Stock Designation in Nevada for Series B & C Preferred shares.

On December 2, 2019, we filed an Amendment in Nevada to increase the number of Authorized Common shares from 900,000,000 to 1,200,000,000.

On June 5, 2020, we filed an Amendment in Nevada to increase the number of Authorized Common Stock Shares from 1,200,000,000 to 1,450,000,000.

On December 2, 2020, we filed an Amendment in Nevada to increase the number of Authorized Common Shares from 1,450,000,000 to 1,650,000,000.

During June 2022, the Company approved by shareholder consent a change the name of the Company was changed to “Integrated Holding Solutions, Inc.”, which name change is subject to FINRA review and approval.

On July 21, 2022, our Board of Directors approved the Amended and Restated Certificate of Designation, including the rights, preferences, and limitations assigned to Series A, Series B, and Series C of 5,000,000 of our Preferred Shares, as follows:

(a)	1,000,0000 Series A Preferred Stock A Shares which has 50,000 votes Per Preferred A Share; our Chief Executive Officer owns 987,440 Preferred A Share or 49,372,000,000 votes.
(b)	1,500,000 Preferred B Shares, each Preferred B share of which may be converted into 20 Common Stock Shares; 598,800 Preferred B Shares of which were issued to GCTR
(c)	540,000 Preferred C Shares, each Preferred C Share of which may be converted into 1,000 Common Stock Shares, of which our Chief Executive Officer owns all 540,000 Preferred C Shares.

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The Amended and Restated Certificate of Designation was filed with the State of Nevada on July 21, 2022.

On July 21, 2022, our Board of Directors approved Amended and Restated Articles of Incorporation, which Amended and Restated Articles of Incorporation were filed with the State of Nevada on July 21, 2022, including an increase or our authorized shares of Common Stock to Two Billion Six Hundred Fifty Million (2,650,000,000).

Consolidated’s Business

Industry Data

As reported by 360I Research (Americas Athleisure Market (360iresearch.com), The Americas Athleisure Market size has been estimated at USD 49.47 Billion in 2020 and is expected to reach USD 57.55 Billion in 2021, at a Compound Annual Growth Rate (CAGR) 17.62% to reach USD 131.06 Billion by 2026.

Consolidated goes to market utilizing two DBA’s, Native Outfitters and Incite Performance Wear, both entities which provide short and long runs of customized Performance Apparel, operating within the Athleisure market space. Additionally, both entities have the availability to sell “Bandit-Shields’, adorned face masks.

Products

Consolidated sources unadorned shirts and apparel from both mainland and overseas suppliers. Customization is completed by employing ‘Dye-Sublimation’; a technique of adornment on garments that are 100% polyester (man-made) or blended fabric with at least 50% polyester content. Prior to adornment, all products are warehoused in Consolidated’s West Palm Beach location. Consolidated has non-competes in place with its primary supplier of Anti-Snag performance shirts, protecting it in the marketplace. Shirts currently offered by Consolidated are considered to be a premium product, and one of the finest available today.

Artwork

All apparel items are adorned utilizing in-house or client sourced images and artwork. Consolidated provides customized and one-off artwork to its clients free of charge. When a client engages with the company artwork and proofs are created by our on-staff artists, and forwarded to the client for approval. The artwork is considered a valuable asset of Consolidated, never shared outside of the company.

Marketplace

Consolidated focuses its sales effort on the following markets, which constitute its target markets:

•	Brick and Mortar, including bars, marinas, dining establishments, sports stores/venues, specialty retail
•	Ad-Specialty – Businesses utilizing apparel to identify and advertise.
•	Internet – Consolidated makes primary use of the Internet as a showcase for its products.

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Consolidated’s principal business activities are the development, marketing and distribution of customized Performance Apparel using our dba branded names, Native Outfitters and Incite Performance Wear. The sale of Consolidated’s products occurs in the leisure market. Consolidated also sells “Brandit Shields” which are adorned face masks for Covid protection. Consolidated sells its products primarily through its retail clients.

Consolidated’s markets are concentrated in the following countries:

Primarily the continental USA, however, we also service the Caribbean Islands and Saipan. Consolidated’s products are geared toward all age groups and consumers

Inventory

Primarily the continental USA, however, we also service the Caribbean Islands and Saipan. Consolidated’s products are geared toward all age groups and consumers

Suppliers

Consolidated’s unadorned shirts and apparel are obtained from both US and overseas suppliers.

Our Adornment Processes

Consolidated currently adorns exclusively using state-of-the-art Dye-Sublimation, allowing for millions of colors and unparalleled detail. Other adornment methods, screen print, embroidery, etc. are always being closely considered.

Consolidated completes customization of its products by employing ‘Dye-Sublimation’, a technique of adornment on garments that are 100% polyester (man-made) or blended fabric with at least 50% polyester content. Consolidated has non-competes in place with our primary supplier of Anti-Snag performance shirts, protecting us in our marketplace. All apparel items are adorned utilizing in-house or client-supplied images and artwork. Consolidated provides customized and one-off artwork to its clients free of charge. When a client engages with Consolidated’s artwork, proofs are created by its on-staff artists and forwarded to the client for written signoff approval. Consolidated considers its Artwork one of its most valuable assets and ‘print ready’ artwork is never shared outside of the company with the exception of its customers.

Our Future Plans

Over the next 24 months, Consolidated plans to expand its business and service offerings, as follows:

•	Develop brands designed exclusively for Internet sales

•	Growth through acquisition to utilize cross-selling opportunities and the leveraging of operational efficiencies through a centralized platform

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Targeting acquisitions, such as companies in the hat/embroidery, and screen print space, that either complement Consolidated’s current product offerings or expand product offerings to existing and prospective customers.

•	Reducing long-term debt.

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Plans in excess of 24 months would include the purchase and development of property 10,000 sq. ft. or greater to house both headquarters and manufacturing, as well as provide for potential real-estate income.

There are no assurances that we will be successful in any of the above expansion plans.

Consolidated’s future plans are contingent upon receiving adequate financing of $250,000 of which there are no assurances.

Strategies

Consolidated’s goal is to continue to provide innovative, market-leading solutions for its marketplace, which incorporate proprietary artwork that is in high demand. The anchor product, the Native Z-1 Anti-snag performance shirt with a UPF 50 rating, introduced in 2015, is considered a performance shirt in the Leisure market.

Consolidated will continue to leverage this product to introduce new wrap-around items. To date, versions for both women and youth have had product launches, as well as a quarter-zip pullover. In 2021, the Native line also added a ‘TriBlend’ shirt to the line-up.

Consolidated plans to achieve the above goals through the implementation of the following strategies:

•	Acquire complementary companies such as customized apparel companies, such as embroidering companies.
•	Attract new customers via offering new product categories, such as hats and other adorned apparel (decorated apparel)

 Consolidated plans to continue to grow its long term business through:

•	Increased sales of apparel
•	Expansion of wholesale distribution
•	Expansions in international markets, Caribbean and Latin America

Competition

Consolidated competes with the following competitors that have greater employee and operational resources, greater marketing abilities and greater financial resources to accomplish their business objectives: Under Armor, Nike, Guy Harvey, Huk, Tommy Bahama, Salt Life, Billabong, Hurley, and O’neill.

Consolidated plans to compete with our competitors by emphasizing our capabilities to provide quality customized short & long production runs. Native offering, emphasize speed, quality, and cost compared to our competitors.

Websites

Consolidated’s website is located at www.NativeOutfitters.com. No part of our website is incorporated in this or any of our SEC filings. Less than 1% of Consolidated’s business is generated via Consolidated’s website.

Research and Development

Consolidated did not incur any research or development expenditures over the last two (2) fiscal years or since its inception.

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Intellectual Property

Consolidated does have a trademark Registration number 5,786,376. “Native Outfitters”.

Consolidated does not hold any patents or other intellectual property.

Sources and Availability of Products

Consolidated purchases, inventory, and delivers products from its leased fulfillment center in West Palm Beach, Florida. Consolidated sources products for sale using the following channel:

1.	Direct-Indirect Import from Asia Laos based supplier provides domestic handling and import duties on Consolidated’s behalf from their Missouri location.

Primary items purchased for sale, all include pre-paid freight to Consolidated location in West Palm Beach, Florida.

Revenues

Consolidated generates revenue primarily from the creation of custom artwork and the adornment of shirts pre-assembled by others that are sold to: (a) Ron Jons (b)Ritz Carlton (c)The Breakers (d)The Hotel Del Coronado.

Dependence on One or a Few Major Customers

Consolidated is not dependent upon any major customers and no one customer accounts for more than 10% of its revenues.

Employees

Consolidated has 7-14 employees, depending on the season, commensurate with the level of activity as indicated below under “Seasonality of Business”:

1 – President

1 – Operations Vice-President

2 – Sales Vice-Presidents

2 – Artists/Graphic Designers

1 – Manufacturing Manager

3-7 Manufacturing persons

Seasonality of Business

Seasonality is applicable to Consolidated’s business. Historically, September and October represent lower sales and March through August represent Peak sales.

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Government Regulations

Consolidated is not subject to any specific regulations, by virtue of the products we sell and markets we serve. We are subject to standard business regulations as outlined by the US government and State of Florida.

Description of Consolidated’s Property

Consolidated’s executive, administrative and operating offices are located at 1300 North Florida Mango Rd., Suite 30, West Palm Beach Florida, 33409. Currently Consolidated pays $5,097.38 per month for the 4,600+ square foot offices it occupies and are composed of executive and administrative and warehousing and operating and manufacturing (2/3 of space – warehousing and manufacturing). Consolidated lease expires in December 2022, and is currently negotiating to renew the lease, with an expectation that rent expense will increase by approximately 30%.

Manufacturing requires specific printers, ink and heat presses. Consolidated believes that its facilities are adequate for our immediate needs and that additional suitable space is available on acceptable terms as required. Consolidated is considering in the future, the purchase of acceptable offices and manufacturing facilities, which would reduce its costs, potentially add revenue stream(s) and allow it to further grow its core business.

Item 2.01. Completion of Disposition of Assets

The information contained in Item 1.01 and the financial statements of Consolidated included herein beginning at page F-1, are hereby incorporated by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 3, 2022, upon the closing of the Registrant’s 100% acquisition of Consolidated, the Registrant appointed Gene Caiazzo as the Registrant’s Director. Gene Caiazzo’s biography is on page 32.

Reorganization of Corporate Structure

As a result of the transactions described in Items 1.01, 2.01, and 5.02,  Consolidated became our wholly owned subsidiary.

RISK FACTORS

Risks Related to Consolidated’s Apparel Business

Downturns in the US economy may negatively impact consumer purchases of discretionary items are affected, which could materially harm Consolidated’s revenues and results of operations.

Consolidated’s clothing are largely considered discretionary items for consumers. Factors affecting the level of consumer spending for such discretionary items include general economic conditions, unemployment, the availability of consumer credit, and consumer confidence in future economic conditions. Uncertainty in global economic conditions continues, and trends in consumer discretionary spending remain unpredictable. Should disposable income levels decline Consolidated’s results of operations could be negatively impacted.

Consolidated generates little sales via Consolidated’s websites or online presence.

Online sales have experienced exponential growth, yet less than 1% of Consolidated’s sales are generated from online sales. Instead, Consolidated relies upon sales from domestic travel locations. Although retail brick and mortar represent declining sales in the US. The travel industry is seeing record growth. Because Consolidated has only a nominal online presence for Consolidated’s products, Consolidated’s results of operations may be negatively impacted, if there is a decline in domestic travel.

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Consolidated may not successfully execute its long-term strategies, which may negatively impact its results of operations.

Consolidated’s growth in these areas depends on Consolidated’s ability to continue to successfully expand Consolidated’s network of brick and mortar stores in the US and expand into the Caribbean and South America. In addition, Consolidated’s long-term strategy depends on Consolidated’s ability to successfully drive the expansion of Consolidated’s gross margins, manage Consolidated’s cost structure and drive return on Consolidated’s investments. If Consolidated cannot effectively execute Consolidated’s long-term growth strategies while managing costs effectively, Consolidated’s business could be negatively impacted and may not achieve Consolidated’s expected results of operations.

If Consolidated is unable to anticipate consumer preferences, successfully develop and introduce new, innovative and updated clothing products or engage Consolidated’s costumer’s, Consolidated’s net revenues and profitability may be negatively impacted.

Consolidated’s success depends on Consolidated’s ability to identify and originate product trends as well as to anticipate and react to changing consumer demands in a timely manner. All of Consolidated’s products are subject to changing consumer preferences that cannot be predicted with certainty. In addition, long lead times for certain of Consolidated’s products may make it hard for us to quickly respond to changes in consumer demands. Consolidated’s new products may not receive consumer acceptance. As consumer preferences shift to different types of performance or other clothing products, and Consolidated’s future success depends in part on Consolidated’s ability to anticipate and respond to these changes. Consolidated’s failure to anticipate and respond timely to changing consumer preferences or to effectively introduce new products and enter into new product categories that are accepted by consumers could result in a decrease in net revenues and excess inventory levels, which could have a material adverse effect on Consolidated’s financial condition.

Consumer shopping preferences and shifts in distribution channels continue to evolve and could negatively impact Consolidated’s results of operations or Consolidated’s future growth.

Consumer preferences regarding the shopping experience continue to rapidly evolve. Consolidated’s products through a variety of channels, through customers and distribution partners. If Consolidated or Consolidated’s customers do not provide consumers with an attractive in-store experience, Consolidated’s brand image and results of operations could be negatively impacted. In addition, as part of Consolidated’s strategy to grow Consolidated’s e-commerce revenue, Consolidated is investing significantly in enhancing Consolidated’s platform capabilities and implementing systems to drive higher engagement with Consolidated’s consumers. If Consolidated does not successfully execute this strategy or continue to provide an engaging and user-friendly digital commerce platform that attracts consumers, Consolidated’s brand image and results of operations could be negatively impacted as well as Consolidated’s opportunities for future growth.

Consolidated operates in highly competitive markets and the size and resources of some of Consolidated’s competitors may allow them to compete more effectively than Consolidated can, resulting in a loss of Consolidated’s market share and a decrease in Consolidated’s net revenues and gross profit.

The market for performance apparel is highly competitive and includes many new competitors as well as increased competition from established companies expanding their production and marketing of performance products. Consolidated’s larger competitors are able to manufacture and sell products with performance characteristics and fabrications similar to certain of Consolidated’s products. Many of Consolidated’s competitors are large apparel and footwear companies with strong worldwide brand recognition. Due to the fragmented nature of the industry, Consolidated also competes with other manufacturers, including those specializing in products similar to Consolidated’s private label offerings of certain retailers, including some of Consolidated’s retail customers.

Many of Consolidated’s competitors have significant competitive advantages, including greater financial, distribution, marketing and other resources, longer operating histories, better brand recognition among consumers, more experience in global markets and greater economies of scale. In addition, Consolidated’s competitors have long-term relationships with our key retail customers that are potentially more important to those customers because of the significantly larger volume and product mix that Consolidated’s competitors sell to them.

Consolidated’s inability to compete successfully against Consolidated’s competitors and maintain Consolidated’s gross margin could have a material adverse effect on Consolidated’s business, financial condition and results of operations.

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Consolidated’s profitability may decline or Consolidated’s growth may be negatively impacted as a result of increasing pressure on pricing.

Consolidated’s industry is subject to significant pricing pressure caused by many factors, including intense competition, consolidation in the retail industry, pressure from retailers to reduce the costs of products and changes in consumer demand. These factors may cause us to reduce Consolidated’s prices to retailers and consumers or engage in more promotional activity than Consolidated anticipates, which could negatively impact Consolidated’s margins and cause Consolidated’s profitability to decline if Consolidated is unable to offset price reductions with comparable reductions in Consolidated’s operating costs. In addition, Consolidated’s ability to achieve short-term growth targets may be negatively impacted if Consolidated is unwilling to engage in promotional activity on a scale similar to that of Consolidated’s competitors and Consolidated is unable to simultaneously offset declining promotional activity with increased sales at premium price points. This could have a material adverse effect on Consolidated’s results of operations and financial condition. In addition, ongoing and sustained promotional activities could negatively impact Consolidated’s brand image.

Fluctuations in the cost of products could negatively affect Consolidated’s operating results.

The fabrics Consolidated uses are made of raw materials including petroleum-based products and cotton. Significant price fluctuations or shortages in petroleum or other raw materials can materially adversely affect Consolidated’s cost of goods sold. The cost of transporting Consolidated’s products for distribution and sale is also subject to fluctuation due in large part to the price of oil. Any of these fluctuations may increase Consolidated’s cost of products and have an adverse effect on Consolidated’s profit margins, results of operations and financial condition.

Consolidated may experience a significant disruption in the supply of fabrics or raw materials from current sources or, in the event of a disruption, Consolidated may be unable to locate alternative materials suppliers of comparable quality at an acceptable price, or at all.

In addition, Consolidated’s raw material suppliers may not be able to fill Consolidated’s orders in a timely manner. If Consolidated experiences significantly increased demand, or Consolidated loses or needs to replace an existing raw material supplier as a result of adverse economic conditions or other reasons, additional supplies of fabrics or raw materials may not be available when required on terms that are acceptable to Consolidated, or at all, or suppliers may be unable to allocate sufficient capacity to Consolidated in order to meet Consolidated’s requirements. In addition, even if Consolidated is able to expand existing or find new manufacturing or fabric sources. Any delays, interruptions or increased costs in the supply of fabric or raw materials could have an adverse effect on Consolidated’s ability to meet retail customer and consumer demand for Consolidated’s products and result in lower net revenues and net income both in the short and long term.

Downturns in the US economy may negatively impact consumer purchases of discretionary items are affected, which could materially harm Consolidated’s revenues and results of operations.

Consolidated’s clothing are largely considered discretionary items for consumers. Factors affecting the level of consumer spending for such discretionary items include general economic conditions, unemployment, the availability of consumer credit and consumer confidence in future economic conditions. Uncertainty in global economic conditions continues, and trends in consumer discretionary spending remain unpredictable. Should disposable income levels decline, Consolidated’s results of operations will be negatively impacted.

Consolidated may not successfully execute its long-term strategies, which may negatively impact our results of operations.

Consolidated’s ability to execute our long-term strategies depends, in part, on successfully executing strategic growth initiatives in key areas. Consolidated’s growth in these areas depends on our ability to continue to successfully expand our brand to successfully increase our product offerings and market share. Consolidated’s ability to invest in these growth initiatives would be negatively impacted if we are unable to grow net revenues in its business at the rate we expect. In addition, Consolidated’s long-term strategy depends on its ability to successfully drive expansion of our gross margins, manage our cost structure and drive return on its investments. If Consolidated cannot effectively execute its long-term growth strategies while managing costs effectively, its business could be negatively impacted and it may not achieve our expected results of operations.

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Consolidated’s results of operations could be materially harmed if we are unable to accurately forecast demand for our products.

To ensure adequate inventory supply, Consolidated must forecast inventory needs before firm orders are placed by our customers. If Consolidated fails to accurately forecast customer demand it may experience excess inventory levels or a shortage of products to deliver to its customers. Factors that could affect Consolidated’s ability to accurately forecast demand for our products include:

•	an increase or decrease in consumer demand for its products;
•	failure to accurately forecast consumer acceptance for its new products;
•	product introductions by competitors;
•

unanticipated changes in general market conditions or other factors, which may result in cancellations of advance orders or a reduction or increase in the rate of reorders or at-once orders placed by retailers;

•	the impact on consumer demand due to unseasonable weather conditions;
•	weakening of economic conditions or consumer confidence in future economic conditions, which could reduce demand for discretionary items, such as its products.

The difficulty in forecasting demand also makes it difficult to estimate Consolidated’s future results of operations and financial condition from period to period. A failure to accurately predict the level of demand for our products could adversely impact Consolidated’s potential profitability or cause it not to achieve its expected financial results.

Risks Related to the Business of the Registrant

Our financial statements disclose that there is substantial doubt regarding our ability to continue as a going concern, in which case you could lose your investment.

We have a working capital deficit, a history of net losses, and are dependent on advances from our officer in order to continue its operations. These factors raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our generating profitable operations in the future and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. Our management intends to finance operating costs with additional advances from related parties, notes payable and/or public issuance of common stock. Although we may be successful in obtaining financing, there are no assurances that such funding will be achieved at a sufficient level or that we will succeed in our future operations.

We expect to incur substantial expenses to meet our reporting obligations as a public company.

We will incur substantial annual costs to maintain the proper management and financial controls for our filings required as a public reporting company, funds that would otherwise be spent for our business operations. Our public reporting costs may increase over time, which will increase our expenses and may decrease our potential profitability.

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Our business is highly competitive; competition presents an ongoing threat to the success of our hemp processing business.

We face significant competition from small, medium and large competitors in the hemp processing space, which competitors have greater financial, operational, and personnel resources than we do. Should we fail to develop strategies to overcome our competition, our revenues will be negatively impacted.

Because our Chief Executive Officer/Director owns 987,400 Preferred A Shares convertible into 49,370,000,000 Common Shares, he has 97% of our voting stock through his ownership of Series A Preferred Shares, he can exert significant control over our business and affairs and may have actual or potential interests that may depart from those of investors.

Our Chief Executive Officer/Director, Matthew Dwyer has voting stock equal to 97% of our issued and outstanding shares. Additionally, our Chief Executive Officer/Director, through his ownership of shares of Series A Preferred Stock, beneficially owns over 51% of our outstanding voting stock. The interests of our Chief Executive Officer may differ from the interests of our other stockholders. As a result, our Chief Executive Officer/Director will have significant influence and control over all corporate actions requiring stockholder approval, irrespective of how our other stockholders may vote, including the following actions:

•	to elect or defeat the election of our directors;
•	to amend or prevent amendment of our certificate of incorporation or by-laws;
•	to effect or prevent a merger, sale of assets or other corporate transaction; and
•	to control the outcome of any other matter submitted to our stockholders for a vote.
•

This concentration of ownership by itself may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for our common stock, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

This concentration of ownership by itself may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for our common stock, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

We will need substantial funding to accomplish our Plan of Operations and business objectives

We will need substantial funding of at least $2.1 million to fund our Plan of Operations. We may be unable to raise capital when needed, if at all, which could cause us to have insufficient funds to pursue our operations or to delay, reduce or eliminate our development of new programs or commercialization efforts. Additionally, we expect additional costs to continue our operations, including SEC reporting costs associated with operating as a public company. We may also encounter unforeseen expenses, difficulties, complications, delays and other unknown factors that may increase our capital needs and/or cause us to spend our cash resources faster than we expect. Accordingly, we expect that we will need to obtain substantial additional funding in order to continue our operations, assuming we are successful in completing our Plan of Operations, of which there are no assurances.

To date, we have financed our operations entirely through management and equity investments from investors, and we expect to continue to do so in the foreseeable future. Additional funding from those or other sources may not be available when or in the amounts needed, on acceptable terms, or at all. If we raise capital through the sale of equity or securities convertible into equity, it will result in dilution to our existing stockholders, which could be significant depending on the price at which we may be able to sell our securities. If we raise additional capital through the incurrence of additional indebtedness, we will likely become subject to further covenants restricting our business activities, and holders of debt instruments may have rights and privileges senior to those of our equity investors. In addition, servicing the interest and principal repayment obligations under debt facilities could divert funds that would otherwise be available to support development of new programs and marketing to current and potential new clients. If we are unable to raise capital when needed or on attractive terms, we could be forced to delay, reduce or eliminate development of new programs or future marketing efforts. Any of these events could significantly harm our business, financial condition and prospects.

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Our financial statements may not be comparable to those of other companies.

Pursuant to Section 107(b) of the JOBS Act, we have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of The JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result, our financial statements may not be comparable to companies that comply with public company effective dates, and our stockholders and potential investors may have difficulty in analyzing our operating results if comparing us to such companies.

We do not have an independent board of directors which could create a conflict of interests and pose a risk from a corporate governance perspective.

Our Board of Directors (the “Board”) of our current executive officer and consultants and we do not have any outside or independent directors. The lack of independent directors:

•	May prevent the Board from being independent from management in its judgments and decisions and its ability to pursue the Board responsibilities without undue influence.
•	May present us from providing a check on management, which can limit management taking unnecessary risks.
•	Create potential for conflicts between management and the diligent independent decision-making process of the Board.
•	Present the risk that our executive officers on the Board may have influence over their personal compensation and benefits levels that may not be commensurate with our financial performance.
•	Deprive us of the benefits of various viewpoints and experience when confronting challenges that we face.

Because officers serve on our Board of Directors, it will be difficult for the Board to fulfill its traditional role as overseeing management.

We cannot predict when or if we will produce revenues.

We have generated no revenues for the years presented in this prospectus and since our inception. For us to execute upon and complete our Plan of Operations (See Plan of Operations beginning at page 47), we must obtain substantial funding. Our potential revenues are fully contingent upon adequate funding and successful completion of our Plan of Operations. There is no assurance that we will generate revenues sufficient to generate our business. Even if we obtain adequate funding and complete our Plan of Operations, we may be unsuccessful in our business and business strategies, and our results of operations will be negatively impacted, and you will lose your entire investment.

We have an unproven business model, we have not proven our ability to generate revenues or profit, and any investment is high risky.

We have very no meaningful operating history in our planned hemp processing business, so it will be difficult for you to evaluate an investment in our stock and our ability to generate profit. Our entire business is contingent upon adequate funding and successful execution of our Plan of Operations. We have disclosed in our financial statement footnotes the existence of substantial doubt regarding our ability to continue as a going concern. We cannot assure that we will ever generate meaningful revenues or be profitable. Since we have not proven the essential elements of profitable operations, you will be furnishing venture capital to us and will bear the risk of complete loss of your investment in the event we are unsuccessful.

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We depend heavily on our Chief Executive Officer.

Our future success depends to a significant degree on the skills, experience and efforts of our CEO, Matthew Dwyer, who has public company experience and experience in the cannabis sector. We have no key man life insurance for our CEO. Should we lose the services of our CEO, we may be unable to hire another CEO with similar and equal skills to direct our operations.

If we fail to successfully manage or realize expected results from acquisitions and other significant investments, or if we are required to recognize an impairment of our goodwill, it may have an adverse effect on our results of operations and financial position.

From time to time we may engage in acquisition opportunities we believe are complementary to our business and brand. Integrating acquisitions can also require significant efforts and resources, which could divert management attention from more profitable business operations. If we fail to successfully integrate acquired businesses, we may not realize the financial benefits or other synergies we anticipated. In addition, in connection with our acquisitions, we may record goodwill or other indefinite-lived intangible assets. We have recognized goodwill impairment charges in the past. If an acquired business does not produce results consistent with financial models used in our analysis of an acquisition, or if reporting units carrying goodwill do not meet our current expectations of future growth rates or market factors outside of our control change significantly, then one or more of our reporting units or intangible assets might become impaired, which could have an adverse effect on our results of operations and financial position. As of December 31, 2019, the fair value of each of our reporting units substantially exceeded its carrying value, with the exception of our Latin America reporting unit. While no events have occurred that indicated it was more likely than not that goodwill was impaired, an impairment may be required in the future if our current expectations for this reporting unit are not met.

Our operating results are subject to seasonal and quarterly variations in our net revenues and income from operations, which could adversely affect the price of our publicly traded common stock.

We have experienced, and expect to continue to experience, seasonal and quarterly variations in our net revenues and income from operations. These variations are primarily related to the mix of our products sold during the fall selling season, including our higher price cold weather products, along with a larger proportion of higher margin direct to consumer sales. Our quarterly results may also vary based on the timing of customer orders. The majority of our net revenues were generated during the last two quarters in each of 2019, 2018 and 2017, respectively.

Our quarterly results of operations may also fluctuate significantly as a result of a variety of other factors, including, among other things, the timing of marketing expenses and changes in our product mix. Variations in weather conditions may also have an adverse effect on our quarterly results of operations. For example, warmer than normal weather conditions throughout the fall or winter may reduce sales of our COLDGEAR® line, leaving us with excess inventory and operating results below our expectations.

As a result of these seasonal and quarterly fluctuations, we believe that comparisons of our operating results between different quarters within a single year are not necessarily meaningful and that these comparisons cannot be relied upon as indicators of our future performance. Any seasonal or quarterly fluctuations that we report in the future may not match the expectations of market analysts and investors. This could cause the price of our publicly traded stock to fluctuate significantly.

The value of our brand and sales of our products could be diminished if we are associated with negative publicity.

Our business could be adversely impacted if negative publicity regarding our brand, our company or our business partners diminishes the appeal of our brand to consumers. For example, while we require our suppliers, manufacturers and licensees of our products to operate their businesses in compliance with applicable laws and regulations as well as the social and other standards and policies we impose on them, including our code of conduct, we do not control their practices. A violation, or alleged violation of our policies, labor laws or other laws could interrupt or otherwise disrupt our sourcing or damage our brand image. Negative publicity regarding production methods, alleged practices or workplace or related conditions of any of our suppliers, manufacturers or licensees could adversely affect our reputation and sales and force us to locate alternative suppliers, manufacturers or licensees.

In addition, we have sponsorship contracts with a variety of athletes and feature those athletes in our advertising and marketing efforts, and many athletes and teams use our products, including those teams or leagues for which we are an official supplier. Actions taken by athletes, teams or leagues associated with our products could harm the reputations of those athletes, teams or leagues. These and other types of negative publicity, especially through social media which potentially accelerates and increases the scope of negative publicity, could negatively impact our brand image and result in diminished loyalty to our brand, regardless of whether such claims are accurate. This could have a negative effect on our sales and results of operations and profitability could be materially adversely affected.

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If we are unable to manage our acquisitions and growth effectively, our business could be adversely affected.

A significant expansion of our operations with the addition of our operating subsidiaries, and new personnel will be required in all areas of our operations in order to implement our recent acquisitions in the business of infrastructure services and sales of personal protection equipment. Our future operating results depend to a large extent on our ability to manage this expansion and growth successfully. For us to continue to manage such growth, we must put in place legal and accounting systems, and implement human resource management and other tools. There is no assurance that we will be able to successfully manage this anticipated rapid growth. A failure to manage our growth effectively could materially and adversely affect our results of operations.

Our operations are substantially dependent upon key personnel.

Our performance is substantially dependent on the continued services and performance of Matt and Gene. The loss of services of any of our executive officers or other key employees could have a material adverse effect on our business, financial condition, and results of operations. In addition, any future expansion of our business will depend on our ability to identify, attract, hire, train, retain and motivate other highly skilled managerial, marketing, customer service and manufacturing personnel, and our inability to do so could have a material adverse effect on our business, financial condition and results of operations.

We have made and expect to continue to make acquisitions as a primary component of our new business plan and growth strategy; we may be unable to identify suitable acquisition candidates or consummate acquisitions on acceptable terms, or we may be unable to successfully integrate acquisitions, which could disrupt our operations and adversely impact our business and operating results.

A primary component of our growth strategy has been to acquire complementary businesses to develop our new business plan of infrastructure services. We intend to continue to pursue acquisitions of complementary technologies, products, and businesses as a primary component of our growth strategy to enhance our infrastructure services and expand our customer base and provide access to new markets and increase benefits of scale. Acquisitions involve certain known and unknown risks that could cause our actual growth or operating results to differ from our expectations. For example:

•	we may be unable to identify suitable acquisition candidates or to consummate acquisitions on acceptable terms
•	we may pursue international acquisitions, which inherently pose more risks than domestic acquisitions
•	we compete with others to acquire complementary products, technologies, and businesses, which may result in decreased availability of, or increased price for, suitable acquisition candidates
•	we may be unable to obtain the necessary financing, on favorable terms or at all, to finance any or all of our potential acquisitions
•	we may ultimately fail to consummate an acquisition; and
•	acquired technologies, products or businesses may not perform as we expect, and we may fail to realize anticipated revenue and profits.

In addition, our acquisition strategy may divert management’s attention away from our existing business, resulting in the loss of key customers or employees, and expose us to unanticipated problems or legal liabilities, including responsibility as a successor for undisclosed or contingent liabilities of acquired businesses or assets.

If we fail to conduct due diligence on our potential targets effectively, we may, for example, not identify problems at target companies or fail to recognize incompatibilities or other obstacles to successful integration. Our inability to successfully integrate future acquisitions could impede us from realizing all of the benefits of those acquisitions and could severely weaken our business operations. The integration process may disrupt our business and, if new technologies, products, or businesses are not implemented effectively, may preclude the realization of the full benefits expected by us and could harm our results of operations. In addition, the overall integration of new technologies, products or businesses may result in unanticipated problems, expenses, liabilities, and competitive responses. The difficulties integrating an acquisition include, among other things:

•	issues in integrating the target company’s technologies, products, or businesses with ours
•	incompatibility of marketing and administration methods
•	maintaining employee morale and retaining key employees
•	integrating the cultures of both companies
•	preserving important strategic customer relationships
•	consolidating corporate and administrative infrastructures and eliminating duplicative operations; and
•	coordinating and integrating geographically separate organizations

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In addition, even if the operations of an acquisition are integrated successfully, we may not realize the full benefits of the acquisition, including the synergies, cost savings or growth opportunities that we expect. These benefits may not be achieved within the anticipated time frame, or at all.

Further, acquisitions may cause us to:

•	issue common stock that would dilute our current stockholders’ ownership percentage
•	use a substantial portion of our cash resources
•	increase our interest expense, leverage, and debt service requirements if we incur additional debt to pay for an acquisition
•

assume liabilities for which we do not have indemnification from the former owners; further, indemnification obligations may be subject to dispute or concerns regarding the creditworthiness of the former owners

•	record goodwill and non-amortizable intangible assets that are subject to impairment testing and potential impairment charges
•	experience volatility in earnings due to changes in contingent consideration related to acquisition earn-out liability estimates
•	incur amortization expenses related to certain intangible assets
•	lose existing or potential contracts as a result of conflict-of-interest issues
•	become subject to adverse tax consequences or deferred compensation charges
•	incur large and immediate write-offs; or
•	become subject to litigation

COVID-19 RELATED RISKS

The outbreak of the coronavirus may negatively impact sourcing and manufacturing of the products that we sell as well as consumer spending, which could adversely affect our business, results of operations and financial condition.

In December 2019, a novel strain of coronavirus was reported to have surfaced in Wuhan, China, which has and is continuing to spread throughout China and other parts of the world, including the United States. On January 30, 2020, the World Health Organization declared the outbreak of the coronavirus disease (“COVID-19”) a “Public Health Emergency of International Concern.” On January 31, 2020, U.S. Health and Human Services Secretary Alex M. Azar II declared a public health emergency for the United States to aid the U.S. healthcare community in responding to COVID-19, and on March 11, 2020 the World Health Organization characterized the outbreak as a “pandemic”. The significant outbreak of COVID-19 has resulted in a widespread health crisis that could adversely affect the economies and financial markets worldwide, and could adversely affect our business, results of operations and financial condition.

The outbreak of the COVID-19 may adversely affect our supply chain.

The worldwide outbreak of corona virus could adversely affect our business, results of operations and financial condition. The coronavirus outbreak may materially impact sourcing and manufacturing of our personal protection equipment products that are manufactured in other countries and materials for our products that are sourced in other countries by overseas manufacturers and in other affected regions. Travel within and into other overseas countries may be restricted, which may impact our manufacturers’ ability to obtain necessary materials and inhibit travel of manufacturers and material suppliers. Additionally, there are potential factory closures, inability to obtain materials, disruptions in the supply chain and potential disruption of transportation of goods produced other countries adversely impacted by the coronavirus outbreak, or threat or perceived threat of such outbreak. As a result, we may be unable to obtain adequate inventory from sources from these regions, which could adversely affect our business, results of operations and financial condition.

The outbreak of the COVID-19 may adversely affect our customers.

The above risks could also adversely affect our customers' financial condition, resulting in reduced spending for the merchandise we sell. Risks related to an epidemic, pandemic, or other health crisis, such as COVID-19, could also lead to the complete or partial closure of one or more of our facilities or operations of our sourcing partners. The ultimate extent of the impact of any epidemic, pandemic or other health crisis on our business, financial condition and results of operations will depend on future developments, which are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of such epidemic, pandemic or other health crisis and actions taken to contain or prevent their further spread, among others. These and other potential impacts of an epidemic, pandemic, or other health crisis, such as COVID-19, could therefore materially and adversely affect our business, financial condition, and results of operations.

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The COVID-19 Pandemic poses threats to manufacturing capacity and temporary disruption of operations.

Some customers, distributors, and end users alike, are stockpiling product and placing orders to assure a continued supply of garments and personal protective equipment through the duration of the COVID-19 Pandemic. The ability of our industry to ramp up production to meet demand, and how long the pandemic lasts, will have a direct impact on the amount of inventory remaining in distribution channels once the pandemic subsides. This factor, coupled with the possibility of economic recession, could have a deleterious impact on sales for a significant period that could negatively impact our revenues and our third-party manufacturing efficiencies. Our ability to increase market penetration is predicated upon our continued ability to sub-manufacturer at a sufficient capacity, however, there can be no guarantees that our manufacturing will not be negatively impacted by the pandemic or government responses to it. Additionally, there is a risk that government responses to thwart the spread of the virus, in the form of local or regional quarantine or shelter-in-place orders, could require temporary curtailment of manufacturing operations of our manufacturers, or prevent the export of our products from the country of origin. In such cases, our inability to deliver product would negatively impact sales.

RISKS RELATED TO OWNERSHIP OF OUR COMMON STOCK

A decline in the price of our common stock could affect our ability to raise further working capital, it may adversely impact our ability to continue operations and we may go out of business.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because we may attempt to acquire a significant portion of the funds, we need in order to conduct our planned operations through the sale of equity securities, a decline in the price of our common stock could be detrimental to our liquidity and our operations because the decline may cause investors to not choose to invest in our stock. If we are unable to raise the funds, we require for all of our planned operations, we may be forced to reallocate funds from other planned uses and may suffer a significant negative effect on our business plan and operations, including our ability to develop new products and continue our current operations. As a result, our business may suffer and not be successful and we may go out of business. We also might not be able to meet our financial obligations if we cannot raise enough funds through the sale of our common stock and we may be forced to go out of business.

If we issue additional shares in the future, it will result in the dilution of our existing shareholders.

We are presently authorized to issue up to 2,650,000,000 shares of common stock with a par value of $.0001 The issuance of such shares will likely result in a reduction of the book value and market price of the original outstanding shares of our common stock. If we issue any such additional shares, such issuance will cause a reduction in the proportionate ownership and voting power of all current shareholders. Further, such issuance may result in a change of control, in which case we would have to modify their existing limit on authorized shares, which they may do in the future.

Our common stock is quoted on the OTC Markets quotation system which may have an unfavorable impact on our stock price and liquidity.

Our common stock is quoted on the OTC Markets electronic quotation system, which is a significantly more limited trading market than the NYSE MKT or The NASDAQ Stock Market. The quotation of our shares on the OTC Markets may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future.

There is limited liquidity on the OTC Markets quotation system which may result in stock price volatility and inaccurate quote information.

When fewer shares of a security are being traded on the OTC Markets, volatility of prices may increase, and price movement may outpace the ability to deliver accurate quote information. Due to lower trading volumes in shares of our common stock, there may be a lower likelihood of one’s orders for shares of our common stock being executed, and current prices may differ significantly from the price one was quoted at the time of one’s order entry.

We expect the market price of our common stock to fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or ourselves. In addition, the OTC Markets is subject to extreme price and volume fluctuations in general. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

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Our common stock is thinly traded, so you may be unable to sell at or near asking prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Currently, our common stock is quoted in the OTC Markets electronic quotation system and future trading volume may be limited by the fact that many major institutional investment funds, including mutual funds, as well as individual investors follow a policy of not investing in OTC Markets stocks and certain major brokerage firms restrict their brokers from recommending OTC Markets stocks because they are considered speculative, volatile and thinly traded. The OTC market is an inter-dealer market much less regulated than the major exchanges and our common stock is subject to abuses, volatility and shorting. Thus, there is currently not a broadly followed and established trading market for our common stock. An established trading market may never develop or be maintained. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders. Absence of an active trading market reduces the liquidity of the shares traded there.

The Financial Industry Regulatory Authority, or FINRA, has adopted sales practice requirements which may also limit a stockholder's ability to buy and sell our stock.

In addition to the "penny stock" rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Because we do not intend to pay dividends, stockholders will benefit from an investment in our common stock only if it appreciates in value.

We have never declared or paid any cash dividends on common stock. For the foreseeable future, it is expected that earnings, if any, generated from our operations will be used to finance the growth of our business, and that no dividends will be paid to holders of our common stock. As a result, the success of an investment in our common stock will depend upon any future appreciation in its value. There is no guarantee that our common stock will appreciate in value.

Applicable regulatory requirements, including those contained in and issued under the Sarbanes-Oxley Act, may make it difficult for us to retain or attract qualified officers and directors, which could adversely affect the management of its business and its ability to obtain or retain listing of our Common Stock.

We may be unable to attract and retain those qualified officers, directors and members of board committees required to provide for effective management because of the rules and regulations that govern publicly held companies, including, but not limited to, certifications required by principal executive officers. The enactment of the Sarbanes-Oxley Act has resulted in the issuance of a series of related rules and regulations and the strengthening of existing rules and regulations by the SEC, as well as the adoption of new and more stringent rules by the stock exchanges. The perceived increased personal risk associated with these changes may deter qualified individuals from accepting roles as directors and executive officers.

Further, some of these changes heighten the requirements for board or committee membership, particularly with respect to an individual’s independence from the corporation and level of experience in finance and accounting matters. We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified officers and directors, the management of our business and our ability to obtain or retain listing of our shares of Common Stock on any stock exchange (assuming we elect to seek and are successful in obtaining such listing) could be adversely affected.

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The price of our common stock may become volatile, which could lead to losses by investors and costly securities litigation.

The trading price of our common stock may be highly volatile and could fluctuate in response to factors such as:

•	actual or anticipated variations in our operating results
•	announcements of developments by us or our competitors
•	changes in the industries in which we operate
•	regulatory actions regarding our products
•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, or capital commitments
•	adoption of new accounting standards affecting the industries in which we operate
•	additions or departures of key personnel
•	introduction of new products by us or our competitors
•	sales of our Common Stock or other securities in the open market; and
•	other events or factors, many of which are beyond our control

The price at which you purchase shares of our Common Stock may not be indicative of the price that will prevail in the trading market. Shareholders may experience wide fluctuations in the market price of our securities. These fluctuations may have a negative effect on the market price of our securities and may prevent a shareholder from obtaining a market price equal to the purchase price the shareholder paid when the shareholder attempts to sell our securities in the open market. In these situations, the shareholder may be required either to sell our securities at a market price, which is lower than the purchase price the shareholder paid, or to hold our securities for a longer period than planned. An inactive or low trading market may also impair our ability to raise capital by selling shares of capital stock. You may be unable to sell your shares of Common Stock at or above your purchase price, which may result in substantial losses to you and which may include the complete loss of your investment. Any of the risks described above could adversely affect our sales and profitability and the price of our Common Stock.

An investment in our shares is highly speculative.

The shares of our common stock are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the risk factors contained herein relating to our business and prospects. If any of the risks presented herein actually occur, our business, financial condition or operating results could be materially adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Any market that develops in shares of our common stock will be subject to the penny stock regulations and restrictions pertaining to low priced stocks that will create a lack of liquidity and make trading difficult or impossible.

The trading of our securities will be in the over-the-counter market, which is commonly referred to as the OTCQB as maintained by FINRA. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

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Rule 3a51-1 of the Exchange Act establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions that are not available to us. It is likely that our shares will be penny stocks for the immediately foreseeable future. This classification severely and adversely affects any market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person’s account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•	the basis on which the broker or dealer made the suitability determination, and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also must be made about the risks of investing in penny stocks in public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares, probably, will be subject to such penny stock rules for the foreseeable future and our shareholders will likely find it difficult to sell their securities.

Effective internal controls are necessary for us to provide reliable financial reports and to effectively prevent fraud. We maintain a system of internal control over financial reporting, which is defined as a process designed by, or under the supervision of, our principal executive officer and principal financial officer, or persons performing similar functions, and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

Shares eligible for future sale may adversely affect the market.

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of Common Stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 promulgated under the Securities Act, subject to certain limitations. In general, pursuant to amended Rule 144, non-affiliate stockholders may sell freely after six months subject only to the current public information requirement. Affiliates may sell after six months subject to the Rule 144 volume, manner of sale (for equity securities), current public information and notice requirements. Any substantial sales of our Common Stock pursuant to Rule 144 may have a material adverse effect on the market price of our Common Stock.

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If we fail to maintain effective internal controls over financial reporting, the price of our Common Stock may be adversely affected.

Our internal control over financial reporting may have weaknesses and conditions that could require correction or remediation, the disclosure of which may have an adverse impact on the price of our Common Stock. We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely affect our public disclosures regarding our business, prospects, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting or disclosure of management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our Common Stock.

Our annual and quarterly results may fluctuate, which may cause substantial fluctuations in our Common Stock price.

Our annual and quarterly operating results may in the future fluctuate significantly depending on factors including the timing of purchase orders, new product releases by us and other companies, gain or loss of significant customers, price discounting of our product, the timing of expenditures, product delivery requirements and economic conditions. Revenues related to our product are required to be recognized upon satisfaction of all applicable revenue recognition criteria. The recognition of revenues from our product is dependent on several factors, including, but not limited to, the terms of any license agreement and the timing of implementation of our products by our customers.

Any unfavorable change in these or other factors could have a material adverse effect on our operating results for a particular quarter or year, which may cause downward pressure on our Common stock price. We expect quarterly and annual fluctuations to continue for the foreseeable future.

The Nevada Revised Statute contains provisions that could discourage, delay, or prevent a change in control of our company, prevent attempts to replace or remove current management and reduce the market price of our stock.

We are subject to the anti-takeover provisions of the NRS. Depending on the number of residents in the state of Nevada who own our shares, we could be subject to the provisions of Sections 78.378 et seq. of the Nevada Revised Statutes which, unless otherwise provided in the Company’s articles of incorporation or by-laws, restricts the ability of an acquiring person to obtain a controlling interest of 20% or more of our voting shares. Our articles of incorporation and by-laws do not contain any provision which would currently keep the change of control restrictions of Section 78.378 from applying to us.

We are subject to the provisions of Sections 78.411 et seq. of the Nevada Revised Statutes. In general, this statute prohibits a publicly held Nevada corporation from engaging in a “combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the combination or the transaction by which the person became an interested stockholder is approved by the corporation’s board of directors before the person becomes an interested stockholder. After the expiration of the three-year period, the corporation may engage in a combination with an interested stockholder under certain circumstances, including if the combination is approved by the board of directors and/or stockholders in a prescribed manner, or if specified requirements are met regarding consideration. The term “combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 10% or more of the corporation’s voting stock. A Nevada corporation may “opt out” from the application of Section 78.411 et seq. through a provision in its articles of incorporation or by-laws. We have not “opted out” from the application of this section.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks can be negatively affected from patterns of fraud and abuse.

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Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

Our Bylaws and Articles of Incorporation exculpates our officers and directors from certain liability to us or our stockholders.

Our Articles of Incorporation contain a provision that no director or officer will be personally liable to us or our stockholders for damages regarding breaches of fiduciary duty. This limitation on liability may reduce the likelihood of derivative litigation against our officers and directors and may discourage or deter our stockholders from suing our officers and directors based upon breaches of their duties to our Company. We may also have contractual indemnification obligations under our employment agreements with our officers. The foregoing indemnification obligations could result in our incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. Additionally, these provisions and resultant costs may also discourage our bringing a lawsuit against directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers, even though such actions, if successful, might otherwise benefit our company and shareholders. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable

Risks Related to Our Securities

An investment in our shares is highly speculative.

The shares of our common stock are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the risk factors contained herein relating to our business and prospects. If any of the risks presented herein actually occur, our business, financial condition or operating results could be materially adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

There is no active public trading market for our common stock and an active market may never develop.

The public trading market for our common stock on the OTCMARKETS Pink tier, has reflected an uneven and inactive market. Market liquidity will depend on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may be unable to liquidate their investment or liquidate it at a price that reflects the value of the business. As a result, holders of our securities may not find purchasers for our securities should they to sell securities held by them. Consequently, only investors having no need for liquidity in their investment should purchase our securities and who can hold our securities for an indefinite period.

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Our stock is thinly traded, sale of your holding may take a considerable amount of time.

The shares of our Common Stock are thinly traded on the OTCMARKETS Pink tier, meaning that the number of persons interested in purchasing our Common Stock at or near bid prices at any given time may be relatively small or non-existent. Consequently, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our Common Stock will develop or be sustained, or that current trading levels will be sustained. Due to these conditions, we can give you no assurance that you will be able to sell your shares at or near bid prices or at all if you need money or otherwise desire to liquidate your shares.

We have never paid cash dividends and do not anticipate doing so in the foreseeable future.

We have never declared or paid cash dividends on our common shares. We currently plan to retain any earnings to finance the growth of our business rather than to pay cash dividends. Payments of any cash dividends in the future will depend on our financial condition, results of operations and capital requirements, as well as other factors deemed relevant by our board of directors.

The Nevada Revised Statute (“NRS”) contains provisions that could discourage, delay or prevent a change in control of our company, prevent attempts to replace or remove current management and reduce the market price of our stock.

We are subject to the anti-takeover provisions of the NRS. Depending on the number of residents in the state of Nevada who own our shares, we could be subject to the provisions of Sections 78.378 et seq. of the Nevada Revised Statutes which, unless otherwise provided in the Company’s articles of incorporation or by-laws, restricts the ability of an acquiring person to obtain a controlling interest of 20% or more of our voting shares. Our articles of incorporation and by-laws do not contain any provision which would currently keep the change of control restrictions of Section 78.378 from applying to us.

We are subject to the provisions of Sections 78.411 et seq. of the Nevada Revised Statutes. In general, this statute prohibits a publicly held Nevada corporation from engaging in a “combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the combination or the transaction by which the person became an interested stockholder is approved by the corporation’s board of directors before the person becomes an interested stockholder. After the expiration of the three-year period, the corporation may engage in a combination with an interested stockholder under certain circumstances, including if the combination is approved by the board of directors and/or stockholders in a prescribed manner, or if specified requirements are met regarding consideration. The term “combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 10% or more of the corporation’s voting stock. A Nevada corporation may “opt out” from the application of Section 78.411 et seq. through a provision in its articles of incorporation or by-laws. We have not “opted out” from the application of this section.

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Our stock price may be volatile, which may result in losses to our shareholders.

The stock markets have experienced significant price and trading volume fluctuations, and the market prices of companies listed on the OTCMARKETS quotation system in which shares of our common stock are listed, have been volatile in the past and have experienced sharp share price and trading volume changes. The trading price of our common stock is likely to be volatile and could fluctuate widely in response to many factors, including the following, some of which are beyond our control:

Cautionary Note

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our common stock.

The forward-looking statements contained herein report may prove incorrect.

This filing contains certain forward-looking statements, including among others: (i) anticipated trends in our financial condition and results of operations; (ii) our business strategy for expanding our business into various foreign countries; and (iii) our ability to distinguish ourselves from our current and future competitors. These forward-looking statements are based largely on our current expectations and are subject risks and uncertainties. Actual results could differ materially from these forward-looking statements. In addition to the other risks described elsewhere in this Risk Factors discussion, important factors to consider in evaluating such forward-looking statements include: (i) changes to external competitive market factors or in our internal budgeting process which might impact trends in our results of operations; (ii) anticipated working capital or other cash requirements; (iii) changes in our business strategy or an inability to execute our strategy due to unanticipated changes in our business; and (iv) various competitive factors that may prevent us from competing successfully in the marketplace. Considering these risks and uncertainties, many of which are described in greater detail elsewhere in this Risk Factors discussion, there can be no assurance that the events predicted in forward-looking statements contained in this Prospectus will, in fact, transpire.

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Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations.

Forward‑looking Statements

Statements made in this Form 8-K which are not purely historical are forward‑looking statements with respect to the goals, plan objectives, intentions, expectations, financial condition, results of operations, future performance and our business, including, without limitation, (i) our ability to raise capital, and (ii) statements preceded by, followed by or that include the words "may," "would," "could," "should," "expects," "projects," "anticipates," "believes," "estimates," "plans," "intends," "targets" or similar expressions.

Forward‑looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond our control) that could cause actual results to differ materially from those set forth in the forward‑looking statements, including the following, general economic or industry conditions, nationally and/or in the communities in which we may conduct business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, our ability to raise capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, other economic, competitive, governmental, regulatory and technical factors affecting our current or potential business and related matters.

Accordingly, results actually achieved may differ materially from expected results in these statements. Forward‑looking statements speak only as of the date they are made. We do not undertake, and specifically disclaim, any obligation to update any forward‑looking statements to reflect events or circumstances occurring after the date of such statements.

Results of Operations

For the Six Months Ended June 30, 2022 Compared to the Six Months Ended June 30, 2021

Revenues

We had $675,626 and $666,379 in revenues from the sales of our custom shirts sold under the brand name, Native Outfitters, during the six months ended June 30, 2022 and 2021, respectively, an increase of $9,247, or 1%. The increase in sales was mainly due to relaxation in travel restrictions from the COVID-19 pandemic and the availability of vaccinations leading to increased travelers. Our sales are tied to travel destinations, the more people that can travel, leads to increased demand for our products.

Operating Expenses

Operating expenses were $569,549 and $597,772 for the six months ended June 30, 2022 and 2021, respectively. The $28,223, or 5% decrease, is mainly the result of decreases of $28,755 and $23,462 in general and administrative and other operating expenses, both 40% decreases from the prior period, as well as a $1,457, or 4% decrease in facilities expenses. Decreases were partially offset by $8,952 and $16,499 increases in cost of sales and compensation expenses compared to the prior period, respectively, both immaterial increases.

Income from Operations

We recognized income from operations of $106,077 for the six months ended June 30, 2022 compared to $68,607 during the six months ended June 30, 2021. The $37,470, or 55% increase is mainly due to the due to the decreases in operating and administrative expenses of $28,223 as well as the $9,247 increase in revenues, as discussed above.

Other Income and Expenses

We recognized total other expenses of $27,741 for the six months ended June 30, 2022 compared to other income of $54,151 for the six months ended June 30, 2021. The $81,892 increase is mainly due to a $94,398 decrease in debt relief under the Coronavirus Aid, Relief and Economic Securities Act during the six months ended June 30, 2021 compared to the prior period, offset by a $11,883 decrease in interest expenses and a $623 increase other income during the six months ended June 30, 2022 compared to the six months ended June 30, 2021.

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Net Income

Net income totaled $78,336 for the six months ended June 30, 2022 compared to $122,758 for the six months ended June 30, 2021, a decrease of $44,422, or 36%. The decrease is mainly due to the $81,892 decrease in other income, partially offset by the $37,470 increase in income from operations, as discussed above.

Liquidity

Current assets at June 30, 2022 totaled $374,895 and were composed of $37,871 in cash, $114,723 in accounts receivable and $222,301 in inventory, as compared to current assets of $250,247 consisting of $58,668 in cash, $43,452 in accounts receivable and $148,127 in inventory at December 31, 2021. Increases and decreases in all categories are due to timing of receipts on receivables and inventory demands.

Other non-current assets totaled $26,003 and $44,926 as of June 30, 2022 and December 31, 2021, respectively. The $18,923 decrease was mainly due to the $21,804 decrease in lease assets, partially offset by net increase of $2,881 in computers and equipment.

Current liabilities were composed of accounts payable, accounts payable, related party, accrued expenses and interest, lease liabilities and the current portions of notes payable and related party notes payable totaling $662,270 and $594,960 as of June 30, 2022 and December 31, 2021, respectively.

Long-term liabilities consisted of notes payable of $420,711 and $460,632 as of June 30, 2022 and December 31, 2021, respectively.

During the six months ended June 30, 2022, our operating activities provided net cash of $36,314 compared to net cash used of $72,121 during the six months ended June 30, 2021. The decrease of $35,807 in cash provided in operations is due to the $44,422 decrease in net income and net changes in assets of $132,243, partially offset by decrease in non-cash operating net gains and expenses of $98,833 and the net changes in operating liabilities of $65,197.

Investing activities used $2,980 and $0 during the six months ended June 30, 2022 and 2021, respectively. The increase is from the purchase of computer equipment during the six months ended June 30, 2022, there were no such purchases in the prior period.

Financing activities used $54,131 in cash during the six months ended June 30, 2022, compared to $67,152 during the six months ended June 30, 2021. During the six months ended June 30, 2022 and 2021, we borrowed $87 and $10,050 and repaid $13,927 and $16,879, to our President/ CEO, respectively. We received $0 and $45,165 in proceeds from US government stimulus loans, all of which was forgiven. We had a net decrease in the balance of our line of credit of $3,005 during the six months ended June 30, 2022, compared to none during the six months ended June 30, 2021. During the six months ended June 30, 2022 and 2021, we repaid $37,286 and $82,217 on notes payable principal, respectively.

The Company had a working capital deficit of $261,372 at June 30, 2022, as compared to $295,173 at December 31, 2021.

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Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations.

Forward‑looking Statements

Statements made in this Form 8-K which are not purely historical are forward‑looking statements with respect to the goals, plan objectives, intentions, expectations, financial condition, results of operations, future performance and our business, including, without limitation, (i) our ability to raise capital, and (ii) statements preceded by, followed by or that include the words "may," "would," "could," "should," "expects," "projects," "anticipates," "believes," "estimates," "plans," "intends," "targets" or similar expressions.

Forward‑looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond our control) that could cause actual results to differ materially from those set forth in the forward‑looking statements, including the following, general economic or industry conditions, nationally and/or in the communities in which we may conduct business, changes in the interest rate environment, , legislation or regulatory requirements, conditions of the securities markets, our ability to raise capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, other economic, competitive, governmental, regulatory and technical factors affecting our current or potential business and related matters.

Accordingly, results actually achieved may differ materially from expected results in these statements. Forward‑looking statements speak only as of the date they are made. We do not undertake, and specifically disclaim, any obligation to update any forward‑looking statements to reflect events or circumstances occurring after the date of such statements.

Results of Operations

For The Year Ended December 31, 2021 Compared to the Year Ended December 31, 2020

Revenues

We had $1,224,524 and $946,161 in revenues from the sales of our custom shirts sold under the brand name, Native Outfitters, during the years ended December 31, 2021 and 2020, respectively, an increase of $278,363, or 29%. The increase in sales was mainly due to relaxation in travel restrictions from the COVID-19 pandemic and the availability of vaccinations leading to increased travelers. Our sales are tied to travel destinations, the more people that can travel, leads to increased demand for our products.

Operating Expenses

Operating expenses were $1,119,972 and $861,919 for the years ended December 31, 2021 and 2020, respectively. The $258,053, or 30% increase, is the result of increases in all categories, as discussed below, as sales and direct expenses continued to grow during the years ended December 31, 2021 and 2020, as discussed below.

Cost of sales were $412,236 and $334,819 for the years ended December 31, 2021 and 2020, respectively, and consists of apparel inventory and supplies used in our printing process. The $77,417, or 23% increase is consistent with our 29% increase in revenues as discussed above.

Compensation expenses were $425,128 for the year ended December 31, 2021 compared to $363,633 for the year ended December 31, 2020, a $61,495, or approximately a 17% increase as a result of increased operations to meet increased sales demand. General and administrative expenses were $140,259 for the year ended December 31, 2021 compared to $110,435 for the year ended December 31, 2020, a $29,824, or 27% increase as a result of increased operations and administrative expense requirements. Facility expenses were $59,196 for the year ended December 31, 2021 compared to $53,032 for the year ended December 31, 2020, an immaterial $6,164 increase as a result of the amortization of lease assets. Lastly, we incurred other operating expenses in the year ended December 31, 2021 of $83,153, we did not incur similar expenses for the year ended December 31, 2020.

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Income from Operations

We recognized income from operations of $104,552 for the year ended December 31, 2021 compared to $84,242 during the year ended December 31, 2020. The $20,310, or 24%, increase is mainly due to the due to the increase in revenues, partially offset by increases in operating and administrative expenses as discussed above.

Other Income and Expenses

We recognized total other income of $17,106 for the year ended December 31, 2021 compared to other expense of $26,351 for the year ended December 31, 2020. The $43,457 increase is mainly due to a $31,339 decrease in interest expenses as well as a $12,118 increase in other income from debt relief under the Coronavirus Aid, Relief and Economic Securities Act in 2021 compared to 2020.

Net Income

Net income totaled $121,658 for the year ended December 31, 2021 compared to $57,891 for the year ended December 31, 2020, an increase of $63,767, or 110%. The increase is mainly due to the $43,457 increase in other income as well as the $20,310 increase in income from operations as discussed above.

Liquidity

Current assets at December 31, 2021 totaled $250,247 and were composed of $58,668 in cash, $43,452 in accounts receivable and $148,127 in inventory, as compared to current assets of $342,096 consisting of $31,496 in cash, $47,697 in accounts receivable, $30,424 of other receivables and $232,479 in inventory at December 31, 2020. There were decreases in all categories but cash due to timing of receipts on receivables and inventory demands.

Other assets were composed of lease assets of $35,065 and $70,500 and deposits of $9,861 and $9,861 as of December 31, 2021 and 2020, respectively, all related to our facility lease.

Current liabilities were composed of accounts payable, accounts payable - related party, accrued expenses and interest, lease liabilities and the current portions of notes payable and related party notes payable totaling $594,960 and $726,584 as of December 31, 2021 and 2020, respectively.

Long-term liabilities consisted of notes payable of $460,632 and $537,171 and lease liabilities of $0 and $40,779 as of December 31, 2021 and 2020, respectively.

During the year ended December 31, 2021, our operating activities provided net cash of $150,923 compared to $66,607 year ended December 31, 2020. The increase of $84,316 in cash used in operations is due mainly due to the $63,767 increase in net income, as well as the net changes in operating assets of $46,760, partially offset by the net $12,990 net change in liabilities and non-cash operating net gains and expenses of $13,221.

Financing activities used $123,751 and $35,428 in cash during the years ended December 31, 2021 and 2020, respectively. During the years ended December 31, 2021 and 2020, we received $18,557 and $3,500 in cash from notes payable and repaid $108,125 and $56,741, to our President/ CEO, respectively. We received $45,165 and $77,933 in proceeds from US government stimulus loans, all of which were forgiven. We had a net decrease in the balance of our line of credit of $24,925 during the year ended December 31, 2021, compared to net increase of $21,908 during the year ended December 31, 2020. During the year ended December 31, 2021 and 2020, we repaid $54,427 and $82,028 on notes payable principal during the years ended December 31, 2021 and 2020, respectively.

The Company had a working capital deficit of $344,713 at December 31, 2021, as compared to $384,488 at December 31, 2020.

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DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

All board of Directors and Committee Members were in attendance for all required meetings pursuant to our compliance calendar.

Directors and Executive Officers, Promoters and Control Persons

All directors of our directors and officers hold office until the next annual meeting of our shareholders and until such director’s successor is elected and has been qualified, or until such director’s earlier death, resignation or removal. The following table sets forth the names, positions and ages of our executive officers and directors. Our board of directors elect officers and their terms of office are at the discretion of our board of directors.

All directors of our company hold office until the next annual meeting of our stockholders or until their successors have been elected and qualified, or until their death, resignation or removal. The executive officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office.

Our directors and executive officers, their ages, positions held, and duration of such, are as follows:

Name:	Age	Position
Matthew Dwyer	57	CEO/CFO/Director
Manual Losada	58	Director
Gene Caiazzo	63	Director

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Business Experience

The following is a brief account of the education and business experience of directors and executive officers during at least the past five years, indicating their principal occupation during the period, and the name and principal business of the organization by which they were employed:

Matthew Dwyer

Matthew Dwyer has been our President/Director since November 8, 2017 and Chief Executive Officer/Chief Financial Officer/ since November 11, 2019. Since November 2017, Matthew Dwyer has been the Chief Executive Officer of Global Consortium, Inc., which company is quoted on the OTCMARKETS Pink tier and files reports with OTCMARKETS as a non-SEC reporting company. Global Consortium owns Indulge Oils, its cannabis distillate division, and Infused, its edible division. From November 2017 to September 2020, he was the President/Director of Trans Global Group, Inc., a specialty products brand company. Matthew Dwyer is a co-owner of Global Consortium Group, LLC, a California Limited Liability Company, which has a California manufacturing, distribution and delivery license for cannabis in California. In 2018, as the CEO of Global Consortium, Inc., he oversaw the planting of a 15-acre hemp farm in Colorado, the test crop was successfully planted and harvested. Mr. Dwyer along with his partner set out to open a Manufacturing Lab for THC in Sacrament, California. In April/2019, California issued a (THC) Manufacturing License and the City of Sacramento issued a Certificate of Occupancy in October/2019. From September 26, 2017 to October 2017, he was the Chief Executive Officer of Experience Art and Design, Inc., From 2004 to 2017, he was a Director and Chief Executive Officer/Chief Financial Officer of Barron Capital Enterprises, Inc., an SEC reporting company.

Manuel Losada

Manuel Losada has been our Director since November 11, 2019. From September 21, 2018 until November 30, 2019, he has been a Director of Global Consortium, Inc., which is quoted on the OTCMARKETS Pink tier and files reports with OTCMARKETS as a non-SEC reporting company. From September 2009 to present, Manuel Losada has been the President/General Partner of MedPro Associates located in Empire Colorado, a national manufacturer’s representation organizations. Since 2013, Manuel Losada has been the Chief Executive Officer/President of Optimal Healthcare Solutions, an automated logistics inventory service along with low-cost solution driven capabilities targeted at reducing customers operating expense.

Gene Caiazzo

Gene Caiazzo has been our Director since October 3, 2022. He has been the President and /Managing Member of Consolidated Apparel, Inc. and BDC Florida LLC, respectively, since June 21, 2021 and January 24th, 2017. In (year), Gene Caiazzo founded MTO Wear LLC and is its Member, MTO Wear investigates the viability of private label custom performance wear.

From 2001 to 2017, Gene Caiazzo participated in the LED lighting and display sector, providing sales, marketing and sourcing expertise to companies such as Arrow Electronics, Wyndsor Lighting, HiTech Electronic Displays, Global Displays and Federal LED. Mr. Caiazzos early career consisted of Coca-Cola as a Regional Sales Manager, Premiere Marketing as Vice President of Sales, which provided major distribution of consumer electronics and computer components throughout the Caribbean and Latin American (CALA) regions.

Involvement in Certain Legal Proceedings

None of our directors and executive officers has been involved in any of the following events during the past ten years:

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a) any petition under the federal bankruptcy laws or any state insolvency laws filed by or against, or an appointment of a receiver, fiscal agent or similar officer by a court for the business or property of such person, or any partnership in which such person was a general partner at or within two years before the time of such filing, or any corporation or business association of which such person was an executive officer at or within two years before the time of such filing.

b) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences).

c) being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining such person from, or otherwise limiting, the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

d) being the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (c)(i) above, or to be associated with persons engaged in any such activity.

e) being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission to have violated a federal or state securities or commodities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been reversed, suspended, or vacated.

f) being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

g) being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

h) being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Litigation

On February 23, 2022, we and our Chief Executive Officer were provided with a Complaint in the Superior Court for Sacramento, California alleging negligence and premises liability by over 100 persons and entities, including the Company. The Complaint was never properly served upon the Company. The matter is in its early stages with no discovery schedule or trial date set. The complaint has no merit and we intend to vigorously defend the matter notwithstanding that no determination of the likelihood of loss has been determined.

Section 16(a) Beneficial Ownership Compliance

Section 16(a) of the Securities Exchange Act requires our executive officers and directors, and persons who own more than 10% of our common stock, to file reports regarding ownership of, and transactions in, our securities with the Securities and Exchange Commission and to provide us with copies of those filings. Our officer/director and director will be filing Forms 3 detailing their ownership of our shares.

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Code of Ethics

We adopted a Code of Business Conduct and Ethics that applies to, among other persons, our company’s president (being our principal executive officer, principal financial officer and principal accounting officer), as well as persons performing similar functions. As adopted, our Code of Business Conduct and Ethics sets forth written standards that are designed to deter wrongdoing and to promote;

1.	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

2.

Full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the Securities and Exchange Commission and in other public communications made by us;

3.	Compliance with applicable governmental laws, rules and regulations;

4.	The prompt internal reporting of violations of the Code of Business Conduct and Ethics to an appropriate person or persons identified in the Code of Business Conduct and Ethics; and

5.	Accountability for adherence to the Code of Business Conduct and Ethics

Our Code of Business Conduct and Ethics requires, among other things, that all of our personnel shall be accorded full access to our president with respect to any matter which may arise relating to the Code of Business Conduct and Ethics. Further, all of our company’s personnel are to be accorded full access to our board of directors if any such matter involves an alleged breach of the Code of Business Conduct and Ethics by our president.

In addition, our Code of Business Conduct and Ethics emphasizes that all employees, and particularly managers and/or supervisors, have a responsibility for maintaining financial integrity within our company, consistent with generally accepted accounting principles, and federal, provincial and state securities laws. Any employee who becomes aware of any incidents involving financial or accounting manipulation or other irregularities, whether by witnessing the incident or being told of it, must report it to his or her immediate supervisor or to our company’s president. If the incident involves an alleged breach of the Code of Business Conduct and Ethics by the president, the incident must be reported to any member of our board of directors. Any failure to report such inappropriate or irregular conduct of others is to be treated as a severe disciplinary matter. It is against our policy to retaliate against any individual who reports in good faith the violation or potential violation of our company’s Code of Business Conduct and Ethics.

Our Code of Business Conduct and Ethics was filed as an exhibit with our Registration Statement on Form S-1 filed with the Securities and Exchange Commission on July 31, 2016 We will provide a copy of the Code of Business Conduct and Ethics to any person without charge, upon request. Requests can be sent to the Company address listed above.

Nomination Process

As of the date of this Form 10-K, we did not affect any material changes to the procedures by which shareholders may recommend nominees to the board of directors and there were no subsequent events and directors have remained the same. We do not have any defined policy or procedure requirements for shareholders to submit recommendations or nominations for directors. The board of directors believes that, given the current stage of our development, a specific nominating policy would be premature and of little assistance until our operations develop to a more advanced level. We do not currently have any specific or minimum criteria for the election of nominees to the board of directors and there is no specific process or procedure for evaluating such nominees. The board of directors assesses all candidates, whether submitted by management or shareholders and makes recommendations for election or appointment.

A shareholder who wishes to communicate with the board of directors may do so by directing a written request addressed to our Chief Executive Officer or the Chief Financial Officer at the address appearing on the face page of this report.

34

Committees of the Board

All proceedings of the board of directors were conducted by resolutions consented to in writing by all the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the Nevada Business Corporation Act and our Bylaws as valid and effective as if they had been passed at a meeting of the directors duly called and held.

EXECUTIVE COMPENSATION

The particulars of compensation paid to the following persons:

a)	all individuals serving as our principal executive officer during the year ended December 31, 2021 and December 31, 2020

Name and Principal Position	Fiscal Year Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation($)Total ($)
Matthew Dwyer, CEO/CFO	2021*
	2020*	0	0	0	0	0	0

______

*Salary for 2021 and 2020 was $180,000 and $180,000, respectively, no cash of which was paid in either year but accrued for.

Salary for 2021 and 2020 was $180,000, no cash of which was paid, but accrued for. There were no bonus or options awards for 2021

There are no arrangements or plans in which we provide retirement or similar benefits for our directors or executive officers.

Resignation, Retirement, Other Termination, or Change in Control Arrangements

Other than the employment agreements with our Chief Executive Officer, we have no contract, agreement, plan or arrangement, whether written or unwritten, that provides for payments to our directors or executive officers at, following, or in connection with the resignation, retirement or other termination of our directors or executive officers, or a change in control of our company or a change in our directors’ or executive officers’ responsibilities following a change in control.

Compensation of Directors

The table below shows the compensation of our directors who were not our named executive officers for the fiscal year ended December 31, 2021 and 2020.

Name	Fees earned or paid in cash ($)	Stock awards ($)*	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Manuel Losada
2021	0	0	0	0	0	0	0
2020	0	0	0	0	0	0	0

35

We have no formal plan for compensating our directors for their services in their capacity as directors. Our directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on their behalf other than services ordinarily required of a director.

Our Board appointed Gene Caiazzo as a Director on October 3, 2022. We have no formal plan for compensating our directors for their services in their capacity as directors. Our directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on their behalf other than services ordinarily required of a director.

BOARD OF DIRECTOR COMPENSATION

We have not compensated our Directors with any director compensation since our inception.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth, as of October 3, 2022 certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of any class of our voting securities and by each of our current directors, our named executive officers and by our current executive officers and directors as a group.

Name of Beneficial Owner	Title of Class	Amount	Nature of Beneficial Ownership	Common Upon Conversion	Percentage of Class (2)	Percentage of common
Matthew Dwyer, CEO/CFO/Director (1)	Preferred A	987,400	Direct	49,370,000,000	99	97%
Matthew Dwyer, CEO/CFO/Director (1)	Preferred C	540,000	Direct	540,000,000	100	1%
Manuel Losada, Director (4)
Penni Gruenberg (2)	Common	80,642,100	Direct			4.7%
Laurence Wilneff Living Trust (3)	Common	115,030,000	Direct			6.8%
Gene Caiazzo (5)	Common	175,000,000	Direct			9.4%
Tom Roland (6)	Series B	598,800	Direct		39.9	7%

Notes:

(1)

Since November 8, 2017, Matthew Dwyer has been our President/Director and since November 11, 2019, our Chief Executive Officer/Chief Financial Officer. Matthew Dwyer holds the 540,000 Preferred C Shares referenced above.

(2)	Penni Gruenberg is not a member of management and has no influence over management
(3)	Laurence Wilneff controls Laurence Wilneff Living Trust and has dispositive power over the shares of the Trust.
(4)	Manuel Losada was appointed as our Director on November 11, 2019 and owns no common stock or any of our securities.
(5)	Gene Caiazzo was appointed as our Director on October 3, 2022
(6)	Tom Roland sold 49.9% of GCTR Management, LLC

36

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Other than as disclosed below, there has been no transaction, or currently proposed transaction, in which our company was or is to be a participant and the amount involved exceeds $5,000, being the lesser of $120,000 or one percent of our total assets and in which any of the following persons had or will have a direct or indirect material interest:

a)	any director or executive officer of our company;
b)	any person who beneficially owns, directly or indirectly, more than 5% of any class of our voting securities;
c)

any person who acquired control of our company when it was a shell company or any person that is part of a group, consisting of two or more persons that agreed to act together for the purpose of acquiring, holding, voting or disposing of our common stock, that acquired control of our company when it was a shell company; and

d)	any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the foregoing persons.

On October 15, 2019, we exchanged 540,000,000 shares of common stock with Trans Global Group, Inc. for 540,000 shares Series C shares. Our Chief Executive Officer, Mathew Dwyer, is the Chief Executive Officer and controlling shareholder of Trans Global Group Inc. Each Preferred C Shares is convertible, on a per share basis, into the number of common shares of the Company worth $1.00 and are callable.

On January 1, 2018, we awarded our Chief Executive Officer an option to purchase a total of 150,000,000 shares of our common stock at an exercise price of $0.01. These options were to vest at the rate of 50,000,000 options on the first day of each calendar year beginning January 1, 2018 and have an expiration date of January 1, 2023.

Our Chief Executive Officer, Matthew Dwyer provided advances to us, there advances were as follows:

As of December 31, 2018, $30,855 was due and owed to our Chief Executive Officer, Matthew Dwyer.

As of December 31, 2019, $78,509 was due and owed to our Chief Executive Officer, Matthew Dwyer.

As of December 31, 2020, $101,724 was due and owed to our Chief Executive Officer, Matthew Dwyer.

As of March 31, 2021, $112,379 was due and owed to our Chief Executive Officer, Matthew Dwyer.

As of December 31, 2021, $154,372 was due and owed to our Chief Executive Officer, Matthew Dwyer.

Our Chief Executive Officer, Matt Dwyer, owns 19% of one of GCTR’s clients; accordingly, there is a potential conflict of interest between our Chief Executive Officer’s interests and the interests of our shareholders.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in, and no disagreements with our accountants on accounting and financial disclosure.

OTHER INFORMATION

None.

37

Index to Financial Statements

Financial Statements:

38

Item 9.01 Financial Information and Exhibits

Exhibits and Financial Statement Schedules

(a)	Financial statements of businesses acquired.

The audited financial statements as of December 31, 2021 and December 31, 2020 and the related notes thereto are set forth below, for the years then ended, the related notes and report of independent registered public accounting firm, M&K CPA’s, PLLC, thereto are set forth below.

39

CONSOLIDATED APPAREL, INC.

UNAUDITED BALANCE SHEETS

	June 30,	December 31,
	2022	2021
ASSETS

Current Assets:
Cash	$37,871	$58,668
Accounts receivable	114,723	43,452
Inventory	222,301	148,127
Total Current Assets	374,895	250,247

Other Non-Current Assets:
Computers and equipment, net	2,881	-
Right of use asset – operating lease	13,261	35,065
Other assets	9,861	9,861
Total Assets	$400,898	$295,173

LIABILITIES AND STOCKHOLDER DEFICIT

Current Liabilities:
Accounts payable	$53,060	$11,489
Accounts payable, related party	58,978	16,177
Accrued interest payable, related party	140,744	131,429
Accrued expenses	38,790	25,760
Operating lease liability	16,627	41,824
Notes payable, current portion	122,525	122,895
Notes payable, related party	231,546	245,386
Total Current Liabilities	662,270	594,960

Long-Term Liabilities:
Operating lease liability, net of current portion	-	-
Notes payable, net of current portion	420,711	460,632
Total Liabilities	1,082,981	1,055,592

Stockholder Deficit:
Common stock, $0.001 par value, 1,000,000,000 shares authorized, 250,000 and 250,000 shares issued and outstanding, respectively	250	250
Additional paid-in capital	(250)	(250)
Accumulated deficit	(682,083)	(760,419)
Total stockholder deficit	(682,083)	(760,419)

Total Liabilities and Stockholder Deficit	$400,898	$295,173

The accompanying notes are an integral part of these unaudited financial statements.

F-1

CONSOLIDATED APPAREL, INC.

UNAUDITED STATEMENTS OF OPERATIONS

	For the Six Months Ended June 30,
	2022	2021
REVENUES
Merchandise sales	$675,626	$666,379
Total Revenues	675,626	666,379

COSTS AND EXPENSES
Cost of goods sold	233,500	224,598
Compensation expense	227,640	211,141
General and administrative	42,754	71,509
Facilities expense	31,108	32,565
Other operating expenses	34,497	57,959
Total Costs and Expenses	569,549	597,772

Income From Operations	106,077	68,607

OTHER INCOME (EXPENSES)
Government grant and loan forgiveness	-	94,398
Other income	623	-
Interest expense	(28,364)	(40,247)
Total Other (Expense) Income	(27,741)	54,151

Income before income taxes	78,336	122,758
Provision for income taxes	-	-
Net income	$78,336	$122,758

Basic income per common share	$0.31	$0.49
Basic weighted average common shares outstanding	250,000	250,000

Diluted income per common share	$0.31	$0.49
Diluted weighted average common shares outstanding	250,000	250,000

The accompanying notes are an integral part of these unaudited financial statements.

F-2

CONSOLIDATED APPAREL, INC.

UNAUDITED STATEMENTS OF STOCKHOLDER DEFICIT

	Common Stock		Additional Paid-in	Retained	Total Stockholder
	Shares	Amount	Capital	Deficit	Deficit
Balance, December 31, 2020	250,000	$250	$(250)	$(882,077)	$(882,077)

Net income for the six months ended June 30, 2021	-	-	-	122,758	122,758
Balance, June 30, 2021	250,000	$250	$(250)	$(759,319)	$(759,319)

	Common Stock		Additional Paid-in	Retained	Total Stockholder
	Shares	Amount	Capital	Deficit	Deficit
Balance, December 31, 2021	250,000	$250	$(250)	$(760,419)	$(760,419)

Net income for the six months ended June 30, 2022	-	-	-	78,336	78,336
Balance, June 30, 2022	250,000	$250	$(250)	$(682,083)	$(682,083)

The accompanying notes are an integral part of these unaudited financial statements.

F-3

CONSOLIDATED APPAREL, INC.

UNAUDITED STATEMENTS OF CASH FLOWS

	For the Six Months Ended June 30,
	2022	2021

Cash Flows From Operating Activities:
Net income	$78,336	$122,758
Adjustments to reconcile net loss to net
cash (used) provided by operating activities:
Amortization of leased assets	21,804	17,369
Depreciation	99	-
Government grant and loan forgiveness	-	(94,398)
Changes in operating assets and liabilities:
(Increase) decrease in inventory	(74,174)	25,685
Increase in accounts receivable	(71,271)	(69,311)
Decrease in other assets	-	30,424
Increase in accounts payable	25,385	35,794
Decrease in accounts payable, related party	58,978	(4,290)
Increase in accrued expenses	22,345	1,973
Decrease in lease liabilities	(25,197)	(17,154)
Net cash provided by operating activities	36,314	48,850

Cash Flows From Investing Activities:
Purchase of computers and equipment	(2,980)	-
Net cash used by financing activities	(2,980)	-

Cash Flows From Financing Activities:
Proceeds from the issuance of notes payable, related party	87	10,050
Payments on notes payable, related party	(13,927)	(16,879)
Proceeds from government stimulus loans	-	45,165
Payment on SBA Loans	-	(50,057)
Line of credit, net	(3,005)	-
Payments on note payable	(37,286)	(32,160)
Net cash used by financing activities	(54,131)	(43,881)

Net change in cash	(20,797)	4,969
Cash, beginning of period	58,668	31,496

Cash, end of period	$37,871	$36,465

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$14,226	$32,472
Cash paid for taxes	$-	$-

The accompanying notes are an integral part of these unaudited financial statements.

F-4

CONSOLIDATED APPAREL, INC.

FOOTNOTES TO UNAUDITED FINANCIAL STATEMENTS

JUNE 30, 2022 and 2021

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of Consolidated Apparel Concepts, Inc. (“Consolidated Apparel”, or the “Company”) have been prepared in accordance with Generally Accepted Accounting Principles in the United State of America (“GAAP”) and should be read in conjunction with the audited financial statements and notes thereto. In the opinion of management, such statements reflect all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the condensed financial statements of the Company as of June 30, 2022 and for the six months ended June 30, 2022 and 2021. The results of operations for the six months ended June 30, 2022 are not necessarily indicative of the results to be expected for the full year the full year ending December 31, 2022 or any other period. These unaudited condensed financial statements should be read in conjunction with the audited financial statements and related disclosures of the Company as of December 31, 2021 and for the year then ended included elsewhere in this filing.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Changes in estimates and assumptions are reflected in reported results in the period in which they become known. Significant estimates made by management include, but are not limited to, the valuation allowance associated with deferred tax assets. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, which management believes to be reasonable under the circumstances. Actual results could differ from those estimates.

Accounts Receivable

Trade accounts receivable are recorded at invoiced amounts, less contractual allowances for trade terms, sales incentive programs and discounts. Consolidated Apparel maintains an allowance for doubtful accounts for estimated losses that will result from the inability of customers and licensees to make required payments. The allowance is determined based on the review of specific customer accounts where collection is doubtful, as well as an assessment of the collectability of total receivables. Receivables are written off against the allowance when it is determined that the amounts will not be recovered. Due to exceptional collections history, the Company has not had any bad debt write-offs for the six months ended June 30, 2022 or 2021 and the allowance for doubtful accounts was $0 and $0 as of June 30, 2022 and December 31, 2021, respectively.

Inventory

Inventories consist of blank and printed clothing items and are stated at the lower of cost or net realizable value. Cost is determined on the first-in, first-out method and is net of discounts or rebates received from vendors. Management performs an evaluation to estimate net realizable value using a systematic and consistent methodology of forecasting future demand, market conditions and selling prices less costs of disposal, writing-off and disposing of obsolete inventory when necessary.

New Accounting Pronouncements

Consolidated Apparel has implemented all new accounting pronouncements that are in effect and that may impact its financial statements. The Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Basic and Diluted Income Per Share

Consolidated Apparel presents both basic and diluted earnings per share (EPS) on the face of the statements of operations. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including convertible debt, stock options, and warrants, using the treasury stock method, and convertible debt instruments, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. There are no potentially dilutive common shares outstanding on June 30, 2022 and December 31, 2021.

F-5

CONSOLIDATED APPAREL, INC.

FOOTNOTES TO UNAUDITED FINANCIAL STATEMENTS

JUNE 30, 2022 and 2021

The calculation of basic and diluted net income per share are as follows:

	For the Six Months Ended June 30,
	2022	2021
Basic Income Per Share:
Numerator:
Net Income	$78,336	$122,758
Denominator:
Weighted-average common shares outstanding	250,000	250,000
Basic net income per share	$0.31	$0.49

Diluted Income Per Share:
Numerator:
Net Income	$78,336	$122,758
Denominator:
Weighted-average common shares outstanding	250,000	250,000
Basic net income per share	$0.31	$0.49

NOTE 2 - RELATED PARTY TRANSACTIONS

During the six months ended June 30, 2022, the sole shareholder, president and CEO (President) of Consolidated Apparel made cash advances to the Company when necessary. The advances are unsecured, due upon demand and accrue interest at 8% per annum. As of June 30, 2022 and December 31, 2021, Consolidated Apparel owed $231,546 and $245,386 in principal and $140,744 and $131,429 in accrued interest payable on related party advances, respectively.

Consolidated Apparel owed a related party $58,987 and $16,77 for expenses paid on behalf of the Company as of June 30, 2022 and December 31, 2021, respectively.

NOTE 3 - STOCKHOLDERS’ EQUITY

On June 21, 2021, the Company converted from its limited liability status to a corporation in the state of Florida, changing its name to Consolidated Apparel and authorizing 1,000,000 common shares available to be issued, with 250,000 shares issued to the sole member of BDC Florida LLC upon conversion and 750,000 available to be issued. The effect of the change was reflected in the above financial statements retrospectively, with the shares of common stock being shown as issued and treated as founders’ shares from inception.

NOTE 4 - FACILITY LEASE

Consolidated Apparel leases office and operating space under a 5-year lease whose term began December 1, 2017 and for which there is no option to extend. The balance of the lease liability was $16,627 and $41,824 as of June 30, 2022 and December 31, 2021.

The following table details the operating lease balance included in the accompanying balance sheets as of:

	June 30, 2022	December 31, 2021
Right of use asset – operating lease	$13,261	$35,065
Operating lease liabilities – current	$16,627	$41,824

The following details the remaining lease term and discount rate for the right of use asset operating lease as of:

	June 30, 2022	December 31, 2021
Remaining lease term (years)	0.42	0.92
Discount rate	8.00%	8.00%

F-6

CONSOLIDATED APPAREL, INC.

FOOTNOTES TO UNAUDITED FINANCIAL STATEMENTS

JUNE 30, 2022 and 2021

NOTE 5 - NOTES PAYABLE

Credit Line

Consolidated Apparel has a line of credit with a commercial bank that provides working capital access to the Company of up to $100,000 at a variable rate of 5.75% and 5.75% as of June 30, 2022 and December 31, 2021, respectively, secured by a personal guarantee by our President Gene Caiazzo, payable in monthly installments of interest and principal equal to 1.5% of the monthly balance. The balance of the line of credit was $44,863 and $47,868 as of June 30, 2022 and December 31, 2021, respectively.

Small Business Administration Loans

During March 2017, Consolidated Apparel entered into a Small Business Administration (SBA) loan in the amount of $412,900 to acquire the operations of a clothing manufacturer under the brand “Native Outfitters”. The loan accrues interest at 6.40% per annum, is due in monthly payments of principal and interest through June 2027 and is secured by a first perfected security interest in certain personal property of the Company, a personal guarantee and certain private property of the Company’s sole shareholder and CEO. The principal balance on the loan was $233,083 and $253,778 as of June 30, 2022 and December 31, 2021, respectively.

During February 2018, Consolidated Apparel entered into a Small Business Administration (SBA) loan in the amount of $342,200 to acquire the operations of a clothing manufacturer under the brand “Incite Apparel”. The loan accrues interest at 6.05% per annum, is due in monthly payments of principal and interest through September 2027 and is secured by a first perfected security interest in certain personal property of the Company, a personal guarantee and certain private property of the Company’s sole shareholder and CEO. The principal balance on the loan was $211,690 and $228,281 as of June 30, 2022 and December 31, 2021, respectively.

As a part of the CARES Act (see below), the SBA automatically paid six months of principal, interest, and any associated fees on the above loans during the six months ended June 30, 2021. As a result of the above payments on behalf of the Company, $0 and $49,233 was recognized as a gain on Government grant and loan forgiveness during the years ended June 30, 2022 and December 31, 2021, respectively.

Coronavirus Aid, Relief and Economic Security Act (“CARES Act”)

During September 2020, Consolidated Apparel received $53,600 as an Economic Injury Disaster Loan (“EIDL”) under the CARES Act. The EIDL calls for interest at 3.75% and installment payments of principal and interest of $263 per month beginning twenty-four months from the date of the original note. The balance of the EIDL was $53,600 and $53,600 as of June 30, 2022 and December 31, 2021, respectively.

During February 2021, Consolidated Apparel received loan proceeds of $45,165 under the Paycheck Protection Program (“PPP”). The PPP loan was eligible for forgiveness and was forgiven in September 2021, resulting in the recognition of $45,165 in PPP loan forgiveness during the six months ended June 30, 2021.

F-7

CONSOLIDATED APPAREL, INC.

FOOTNOTES TO UNAUDITED FINANCIAL STATEMENTS

JUNE 30, 2022 and 2021

	June 30,	December 31,
	2022	2021
Line of credit, variable interest, currently 5.75%, secured by a personal guarantee from Gene Caiazzo, due in monthly payments of principal and interest	$44,863	$47,868
SBA loan, interest at 6.05% per annum, due in monthly payments of principal and interest through June 2027, secured by a first perfected security interest in certain personal property and personal guarantees	233,083	253,778
SBA loan, interest at 6.05% per annum, due in monthly payments of principal and interest through September 2027, secured by a first perfected security interest in certain personal property and personal guarantees from the Company CEO	211,690	228,281
EIDL, interest at 3.75% per annum, due in monthly payments beginning 2021	53,600	53,600
Total:	543,236	583,527
Less: current portion	(122,525)	(122,895)
Long-term debt, net	$420,711	$460,632

NOTE 6 - GOING CONCERN

Consolidated Apparel's financial statements are prepared using Generally Accepted Accounting Principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, Consolidated Apparel has accumulated losses since its inception, which raises substantial doubt about its ability to continue as a going concern. Management's plans with respect to alleviating the adverse financial conditions that caused management to express substantial doubt about the Consolidated Apparel’s ability to continue as a going concern are as follows:

Consolidated Apparel intends to complete an acquisition agreement with Integrated Cannabis Solutions, Inc., which would open access to public capital markets, facilitate synergies with existing businesses, expand existing and grow new product lines and identify cost reduction opportunities to achieve profitability. The continuation of Consolidated Apparel as a going concern is dependent upon its ability to generate profitable operations that produce positive cash flows. If Consolidated Apparel is not successful, it may be forced to raise additional debt or equity financing.

There can be no assurance that Consolidated Apparel will be able to achieve its business plans, raise any more required capital or secure the financing necessary to achieve its current operating plan. The ability of Consolidated Apparel to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 7 – INCOME TAXES

Consolidated Apparel had net operating losses of approximately $48,672 that begin to expire in 2029. Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

In accordance with the statute of limitations for federal tax returns, the Company’s federal tax returns for the years 2019 through 2021 are subject to examination.

Net deferred tax assets consist of the following components as of June 30, 2022 and 2021:

Deferred tax assets:	2022	2021
Net operating loss carryforward	$10,211	$17,736
Valuation allowance	(10,211)	(17,736)

The federal income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate of 21% to pretax income from continuing operations for the years ended June 30, 2022 and 2021 due to the following:

	2022	2021
Book/Tax reconciliation

Pre-tax Book income	16,451	25,779
Tax Depreciation	(605)	-
Tax Amortization	-	-
Non-deductible Book Interest	2,182	3,679
Charitable contributions	81	18
Non-deductible meals – Tax	487	1,337
PPP & Cares Act Non-Taxable Income	-	(19,824)
Valuation Allowance	(-18,596)	(-10,989)
	$0	$0

NOTE 8 - SUBSEQUENT EVENTS

During September 2022, Consolidated Apparel signed a new lease for its existing office and operating space. The lease is for a term of 4 years with no extension options and begins at the end of the current lease on December 1, 2022. The lease calls for initial monthly payments of $5,425, with annual increases of 4%. Additional terms of the lease provide for free rent October 2022 through January 2023 as well as July 2023, 2024 and 2025 and a $13,950 tenant improvement allowance.

On October 3, 2022, we amended the December 13, 2021 Acquisition Agreement, via an Addendum providing for the following amended terms in the Consideration Section (Section 2) of the December 13, 2021 Acquisition Agreement:

•	2.1 The Purchase Price to be paid by the Buyer is $1,200,000 as further provided for in terms 2.2 – 2.4.

•	2.2 IHS shall assume Consolidated’s outstanding debt of $950,000.00 as of September 30, 2022 (“Assumption of Debt Amount”).

•	2.3 $374,778.40 of the Assumption of Debt Amount by IHS shall be exchanged with 175,000,000 Common Stock Shares of Integrated Cannabis valued at $0.002 to be issued to Caiazzo.

•	2.4 IHS shall issue a Promissory Note for $250,000 to Caiazzo attached hereto as Exhibit A in exchange for 250,000 common stock shares of Consolidated owned by Caiazzo to be issued to IHS.

The Acquisition Agreement is deemed to be an acquisition of Consolidated by IHS and Integrated, whereby control of Consolidated is transferred to IHS and Integrated as of October 3, 2022 and the current owners and management of IHS and Integrated maintain control of the newly consolidated entity. Acquisition Agreement terms also provide that post-acquisition: (a) Caiazzo shall remain as Consolidated Apparel’s President and manage Consolidated Apparel’s operations; (b) Consolidated Apparel’s Board of Directors will appoint Caiazzo as a Board member; (c) IHS and Caiazzo will complete an Employment Agreement providing for Caiazzo’s responsibilities as Consolidated Apparel’s President; (d) subject to negotiation between the Parties, Consolidated Apparel will grant stock options to purchase common stock of Consolidated Apparel to Caiazzo with cashless exercise provisions.

F-8

REPORT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Shareholders of Consolidated Apparel, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Consolidated Apparel, Inc. (the Company) as of December 31, 2021 and December 31, 2020, and the related statements of operations, statement of stockholders’ deficit and cash flows for each of the years in the two-year period ended December 31, 2021, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and December 31, 2020 and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2021 in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 7 to the financial statements, the Company consistently has a negative working capital and therefore will not be able to meet their current obligations with the assets without substantial outside funding. Management’s plans regarding those matters are also described in Note 7. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Revenue Recognition

As discussed in note 1, the Company recognizes revenue upon transfer of control of promised goods to customers in an amount that reflects the consideration the Company expects in exchange for those products.

Auditing management’s evaluation of agreements with customers can be a significant judgment given the fact that an agreement could be verbal in nature.

To evaluate the appropriateness and accuracy of the assessment by management, we evaluated management’s assessment in the relationship to the relevant support including the invoice, payment support vouched to bank deposit and third-party shipping information and completion of the related performance obligation.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2022.

Houston, TX

October 3, 2022

F-9

CONSOLIDATED APPAREL, INC.

BALANCE SHEETS

	December 31,
	2021	2020
ASSETS

Current Assets:
Cash	$58,668	$31,496
Accounts receivable	43,452	47,697
Other receivables, related party	-	30,424
Inventory	148,127	232,479
Total Current Assets	250,247	342,096

Other Non-Current Assets:
Right of use asset – operating lease	35,065	70,500
Other assets	9,861	9,861
Total Assets	$295,173	$422,457

LIABILITIES AND STOCKHOLDER DEFICIT

Current Liabilities:
Accounts payable	$11,489	$34,815
Accounts payable, related party	16,177	9,957
Accrued interest payable, related party	131,429	108,042
Accrued expenses	25,760	27,747
Operating lease liability	41,824	36,132
Notes payable, current portion	122,895	174,937
Notes payable, related party, current portion	245,386	334,954
Total Current Liabilities	594,960	726,584

Long-Term Liabilities:
Operating lease liability, net of current portion	-	40,779
Notes payable, net of current portion	460,632	537,171
Total Liabilities	1,055,592	1,304,534

Stockholder Deficit:
Common stock, $0.001 par value, 1,000,000,000 shares authorized, 250,000 and 250,000 shares issued and outstanding, respectively	250	250
Additional paid-in capital	(250)	(250)
Accumulated deficit	(760,419)	(882,077)
Total stockholder deficit	(760,419)	(882,077)

Total Liabilities and Stockholder Deficit	$295,173	$422,457

The accompanying notes are an integral part of these financial statements.

F-10

CONSOLIDATED APPAREL, INC.

STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2021	2020

REVENUES
Merchandise sales	$1,224,524	$946,161
Total Revenues	1,224,524	946,161

COSTS AND EXPENSES
Cost of goods sold	412,236	334,819
Compensation expense	425,128	363,633
General and administrative	140,259	110,435
Facilities expense	59,196	53,032
Other operating expenses	83,153	-
Total Costs and Expenses	1,119,972	861,919

Income From Operations	104,552	84,242

OTHER INCOME (EXPENSES)
Government grant and loan forgiveness	94,398	82,280
Interest expense	(77,292)	(108,631)
Total Other Income (Expense)	17,106	(26,351)

Income before income taxes	121,658	57,891
Provision for income taxes	-	-
Net income	$121,658	$57,891

Basic income per common share	$0.49	$0.23
Basic weighted average common shares outstanding	250,000	250,000

Diluted income per common share	$0.49	$0.23
Diluted weighted average common shares outstanding	250,000	250,000

The accompanying notes are an integral part of these financial statements.

F-11

CONSOLIDATED APPAREL, INC.

STATEMENTS OF STOCKHOLDER DEFICIT

	Common Stock		Additional Paid-in	Retained	Total Stockholder
	Shares	Amount	Capital	Deficit	Deficit
Balance, December 31, 2019	250,000	$250	$(250)	$(939,968)	$(939,968)

Net income for the year ended December 31, 2020	-	-	-	57,891	57,891

Balance, December 31, 2020	250,000	250	(250)	(882,077)	(882,077)

Net income for the year ended December 31, 2021	-	-	-	121,658	121,658
Balance, December 31, 2021	250,000	$250	$(250)	$(760,419)	$(760,419)

The accompanying notes are an integral part of these financial statements.

F-12

CONSOLIDATED APPAREL, INC.

STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2021	2020

Cash Flows From Operating Activities:
Net income	$121,658	$57,891
Adjustments to reconcile net loss to net
cash (used) provided by operating activities:
Amortization of leased assets	35,435	32,781
Amortization of debt discount	-	3,757
Government grant and loan forgiveness	(94,398)	(82,280)
Changes in operating assets and liabilities:
Decrease in inventory	84,352	29,598
Decrease in accounts receivable	4,245	16,990
Decrease in other assets	30,424	25,673
Decrease in accounts payable	(7,149)	(23,367)
Decrease in accounts payable, related party	(9,957)	9,957
Increase in accrued expenses	21,400	27,157
Decrease in lease liabilities	(35,087)	(31,550)
Net cash provided by operating activities	150,923	66,607

Cash Flows From Financing Activities:
Proceeds from the issuance of notes payable, related party	18,557	3,500
Payments on notes payable, related party	(108,125)	(56,741)
Proceeds from government stimulus loans	45,165	77,933
Line of credit, net	(24,925)	21,908
Payments on note payable	(54,423)	(82,028)
Net cash used by financing activities	(123,751)	(35,428)

Net change in cash	27,172	31,179
Cash, beginning of period	31,496	317

Cash, end of period	$58,668	$31,496

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$32,472	$59,760
Cash paid for taxes	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Note payable transferred to related party note payable	$-	$39,725

The accompanying notes are an integral part of these financial statements.

F-13

CONSOLIDATED APPAREL, INC.

FOOTNOTES TO FINANCIAL STATEMENTS

December 31, 2021 and 2020

NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

The financial statements presented are those of Consolidated Apparel Concepts, Inc. (“Consolidated Apparel”, or the “Company”). Consolidated Apparel was incorporated on January 24, 2017, under the laws of the State of Florida as a limited liability company, under the name BDC Florida, LLC. On June 21, 2021, the Company converted from its limited liability status to a corporation in the state of Florida, changing its name to Consolidated Apparel and authorizing 1,000,000 common shares available to be issued, with 250,000 shares issued to the sole member of BDC Florida LLC upon conversion and 750,000 available to be issued.

Consolidated Apparel was incorporated to manufacture and brand two lines of “Athleisure” wear and has carved out a niche market catering to the tourist and destination market with several existing Fortune 500 clients. Consolidated Apparel works with its clients through its art department to create the right design and transfers artwork to shirts through a process called dye sublimation, whereby the design will never fade or wash off.

Basis of Presentation

The Financial Statements and related disclosures have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles of the United States (“U.S. GAAP”). Consolidated Apparel has elected a calendar year-end.

Use of Estimates

The preparation of financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

Consolidated Apparel considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents.

Accounts Receivable

Trade accounts receivable are recorded at invoiced amounts, less contractual allowances for trade terms, sales incentive programs and discounts. Consolidated Apparel maintains an allowance for doubtful accounts for estimated losses that will result from the inability of customers and licensees to make required payments. The allowance is determined based on the review of specific customer accounts where collection is doubtful, as well as an assessment of the collectability of total receivables. Receivables are written off against the allowance when it is determined that the amounts will not be recovered. Due to exceptional collections history, the Company has not had any bad debt write-offs for the years ended December 31, 2021, and 2020 and the allowance for doubtful accounts was $0 and $0 as of December 31, 2021, and 2020, respectively.

Revenue Recognition Policy

Consolidated Apparel recognizes revenue in accordance with the provisions of Financial Accounting Standards Board (“FASB”) Accounting Series Codification (“ASC”) 606, Revenue From Contracts With Customers (“ASC 606”), which provides guidance on the recognition, presentation, and disclosure of revenue in financial statements. ASC 606 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosure related to revenue recognition policies.

F-14

CONSOLIDATED APPAREL, INC.

FOOTNOTES TO FINANCIAL STATEMENTS

December 31, 2021 and 2020

Revenue is recognized when performance obligations under the terms of a contract with the customer are satisfied based on the transfer of control of promised goods or services. The transfer of control typically occurs is time-based relative to the consideration of when the customer has with respect to the goods and or services (i) an obligation to pay for, (ii) physical possession of, (iii) legal title to, (iv) risks and rewards of ownership of, and (v) customer acceptance of the goods or services. The timing of revenue recognition within the wholesale channel occurs either on shipment or delivery of goods based on contractual terms with the customer. The timing of revenue recognition in the direct-to-consumer channel generally occurs at the point of sale either on shipment or delivery of goods for e-commerce transactions based on contractual terms with the customer.

Cost of Goods Sold

Cost of goods sold for purchased finished goods includes the purchase costs and related overhead. Overhead includes all costs related to purchasing finished goods, including costs of planning, purchasing, quality control, depreciation, freight, duties, royalties paid to third parties, and shrinkage.

Inventory

Inventories consist of blank and printed clothing items and are stated at the lower of cost or net realizable value. Cost is determined on the first-in, first-out method and is net of discounts or rebates received from vendors. Management performs an evaluation to estimate net realizable value using a systematic and consistent methodology of forecasting future demand, market conditions and selling prices less costs of disposal, writing-off and disposing of obsolete inventory when necessary.

Leases

Consolidated Apparel adopted the new lease accounting standard, ASC 842, Leases, at the beginning of Fiscal 2019. Consolidated Apparel determines if an arrangement is or contains a lease at contract inception and determines its classification as an operating or finance lease at lease commencement. The Company leases one location under an operating lease for office space, distribution facilities, machinery and equipment, and vehicles. The lease has a term of 5 years, with no renewal option.

In determining the lease term used in the lease right-of-use asset and lease liability calculations, the Company considers various factors such as market conditions and the terms of any renewal or termination options that may exist. When deemed reasonably certain, the renewal and termination options are included in the determination of the lease term and calculation of the lease right-of-use assets and lease liabilities. The Company has made an accounting policy election to not recognize right-of-use assets and lease liabilities for leases with terms of 12 months or less.

The leases have fixed rental payments, but also require additional variable payments for occupancy-related costs, real estate taxes and insurance. Variable lease payments are excluded from the measurement of the lease liability and are recognized in profit and loss in the period in which the event or conditions that trigger those payments occur.

Consolidated Apparel calculates lease liabilities as the present value of lease payments over the lease term at the commencement date. Lease right-of-use assets are calculated based on the initial measurement of the respective lease liabilities adjusted for any lease payments made to the lessor at or before the commencement date, lease incentives received and initial direct costs incurred. When readily determinable, the Company uses the implicit rate to determine the present value of lease payments, which generally does not happen in practice. As the rate implicit in the majority of the Company's leases is not readily determinable, the Company uses its incremental borrowing rate based on the information available at the lease commencement date, including the lease term, currency, specific risk premium and adjustments for collateralized debt.

Operating lease expense is recorded as a single lease cost on a straight-line basis over the lease term. Lease expense was $40,701 and $40,701 for the years ended December 31, 2021 and 2020, respectively.

F-15

CONSOLIDATED APPAREL, INC.

FOOTNOTES TO FINANCIAL STATEMENTS

December 31, 2021 and 2020

Stock-Based Compensation

Consolidated Apparel records stock-based compensation using the fair value method. Equity instruments issued to employees and the cost of the services received as consideration are accounted for in accordance with FASB ASC 718, Stock Compensation and are measured and recognized based on the fair value of the equity instruments issued. All transactions with non-employees in which goods or services are the consideration received for the issuance of equity instruments are accounted for in accordance with FASB ASC 515, Equity-Based Payments to Non-Employees, based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

Fair Value of Financial Instruments

FASB ASC 820, Fair Value Measurements (“ASC 820”) and ASC 825, Financial Instruments (“ASC 825”), require an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. It establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument's categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. It prioritizes the inputs into three levels that may be used to measure fair value:

Level 1 - Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2 - Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3 - Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The carrying values of all assets, accounts payable, accrued liabilities and notes payable approximate fair value. Pursuant to ASC 820 and 825, the fair value of cash is determined based on "Level 1" inputs, which consist of quoted prices in active markets for identical assets. The recorded values of all other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

New Accounting Pronouncements

Consolidated Apparel has implemented all new accounting pronouncements that are in effect and that may impact its financial statements. The Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

In July 2021, the FASB issued ASU 2021-05, Lessors—Certain Leases with Variable Lease Payments (“ASU 2021-05”). ASU 2021-05 was issued to address the day-one loss issue related to a lessor’s accounting for certain leases with variable lease payments, requiring a lease with variable lease payments that do not depend on an index or a rate to be classified as operating under certain conditions. ASU 2021-05 is effective for the Company for interim periods beginning after December 15, 2021. The Company is currently assessing the potential impact of the adoption of ASU 2021-05, but does not expect it to have a material effect on the Company’s financial statements and related disclosures.

F-16

CONSOLIDATED APPAREL, INC.

FOOTNOTES TO FINANCIAL STATEMENTS

December 31, 2021 and 2020

In May 2021, the FASB issued ASU 2021-04, Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options (“ASU 2021-04”). ASU 2021-04 codifies how an issuer should account for modifications made to equity-classified written call options. The guidance in ASU 2021-04 requires the issuer to treat a modification of an equity-classified warrant that does not cause the warrant to become liability-classified as an exchange of the original warrant for a new warrant. This guidance applies whether the modification is structured as an amendment to the terms and conditions of the warrant or as termination of the original warrant and issuance of a new warrant. ASU 2021-04 is effective for fiscal years beginning after December 15, 2021. The Company is currently assessing the potential impact of the adoption of ASU 2021-04, but does not expect it to have a material effect on the Company’s financial statements and related disclosures.

In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity” (“ASU 2020-06”). ASU 2020-06 simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity by removing the separation models for convertible debt with cash conversion and beneficial conversion features by requiring entities not to separately present in equity an embedded conversion feature in such debt and instead will account for a convertible debt instrument and convertible preferred stock as a single unit of account unless a convertible instrument contains features that require bifurcation as a derivative under ASC 815 or was issued at a substantial premium. The ASU was early adopted for the fiscal year ending December 31, 2021. The adoption of ASU 2020-06 did not have a material effect on the Company’s financial statements and related disclosures.

Long Lived Assets

Periodically, Consolidated Apparel assesses potential impairment of in accordance with the provisions of ASC Topic 360, Property, Plant and Equipment. Consolidated Apparel recognizes impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying values. An impairment loss would be recognized in the amount by which the recorded value of the asset exceeds the fair value of the asset, measured by the quoted market price of an asset or an estimate based on the best information available in the circumstances. There were no such losses recognized during the years ended December 31, 2021 and 2020.

Basic and Diluted Income Per Share

Consolidated Apparel presents both basic and diluted earnings per share (EPS) on the face of the statements of operations. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including convertible debt, stock options, and warrants, using the treasury stock method, and convertible debt instruments, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. There are no potentially dilutive common shares outstanding on December 31, 2021 and 2020.

F-17

CONSOLIDATED APPAREL, INC.

FOOTNOTES TO FINANCIAL STATEMENTS

December 31, 2021 and 2020

The calculation of basic and diluted net income per share are as follows:

	For the Years Ended December 31,
	2021	2020
Basic Income Per Share:
Numerator:
Net Income	$121,658	$57,891
Denominator:
Weighted-average common shares outstanding	250,000	250,000
Basic net income per share	$0.49	$0.23

Diluted Income Per Share:
Numerator:
Net Income	$121,658	$57,891
Denominator:
Weighted-average common shares outstanding	250,000	250,000
Basic net income per share	$0.49	$0.23

Income Taxes

Consolidated Apparel files income tax returns in the U.S. federal jurisdiction, and the state of Florida. Consolidated Apparel’s policy is to recognize interest accrued related to unrecognized tax benefits in interest expenses and penalties in operating expenses.

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized, due to the uncertainty of future net income and current years income consisting primarily of gains from government grants Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net deferred tax assets consist of the following components as of December 31, 2021 and 2020:

Deferred tax assets:	2021	2020
Net operating loss carryforward	$28,817	$28,725
Valuation allowance	(28,817)	(28,725)

The federal income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate of 21% to pretax income from continuing operations for the years ended December 31, 2021 and 2020 due to the following:

F-18

CONSOLIDATED APPAREL, INC.

FOOTNOTES TO FINANCIAL STATEMENTS

December 31, 2021 and 2020

The Company had net operating losses of approximately $137,222 that begin to expire in 2029. Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years. In accordance with the statute of limitations for federal tax returns, the Company’s federal tax returns for the years 2019 through 2021 are subject to examination.

NOTE 2 - RELATED PARTY TRANSACTIONS

During the year ended December 31, 2020, The sole shareholder, president and CEO (President) of Consolidated Apparel accepted the assignment of a note payable in the amount of $39,725. The balance of the note payable was rolled into the balance of previous operating cash advances the President had provided the Company when necessary. The advances are unsecured, due upon demand and accrue interest at 8% per annum. As of December 31, 2021 and 2020, Consolidated Apparel owed $245,386 and $334,954 in principal and $131,429 and $108,042 in accrued interest payable on related party advances, respectively.

Consolidated Apparel owed a related party $16,177 and $9,957 for expenses paid on behalf of the Company as of December 31, 2021 and 2020, respectively.

NOTE 3 - STOCKHOLDERS’ DEFICIT

On June 21, 2021, the Company converted from its limited liability status to a corporation in the state of Florida, changing its name to Consolidated Apparel and authorizing 1,000,000 common shares available to be issued, with 250,000 shares issued to the sole member of BDC Florida LLC upon conversion and 750,000 available to be issued. The effect of the change was reflected in the above financial statements retrospectively, with the shares of common stock being shown as issued and treated as founders’ shares from inception.

NOTE 4 - FACILITY LEASE

Consolidated Apparel leases office and operating space under a 5-year lease whose term began December 1, 2017 and for which there is no option to extend. The lease calls for initial monthly payments of $3,125, with annual increases of 2.5%. The lease was classified as an operating lease at inception, resulting in the recognition of a right-of-use lease asset and lease liability in the amount of $131,239 on the balance sheet upon the adoption of ASU 842 on January 1, 2019. Right-of-use lease assets represent Consolidated Apparel's right to use the leased asset for the lease term and lease liabilities represent the obligation to make lease payments. The liability is calculated as the present value of the remaining minimum rental payments for existing operating leases using either the rate implicit in the lease or if none exists, Consolidated Apparel's incremental borrowing rate of 8.00%.

The balance of the lease liability was $41,824 and $76,911 on December 31, 2021 and 2020, respectively.

The following table details the operating lease balance included in the accompanying balance sheets as of:

	December 31,
	2021	2020
Right of use asset – operating lease	$35,065	$70,500
Operating lease liabilities – current	$41,824	$36,132
Operating lease liabilities – long-term	$-	$40,779

F-19

The following details the remaining lease term and discount rate for the right of use asset operating lease as of:

CONSOLIDATED APPAREL, INC.

FOOTNOTES TO FINANCIAL STATEMENTS

December 31, 2021 and 2020

	December 31,
	2021	2020
Remaining lease term (years)	0.92	1.92
Discount rate	8.00%	8.00%

NOTE 5 - NOTES PAYABLE

Credit Line

Consolidated Apparel has a line of credit with a commercial bank that provides working capital access to the Company of up to $100,000 ----at a variable rate of 5.75% and 5.75%- as of December 31, 2021 and 2020, respectively, secured by a personal guarantee by our President Gene Caiazzo, payable in monthly installments of interest and principal equal to 1.5% of the monthly balance. The balance of the line of credit was $47,868 and $72,793 as of December 31, 2021 and 2020, respectively.

Small Business Administration Loans

During March 2017, Consolidated Apparel entered into a Small Business Administration (SBA) loan in the amount of $412,900 to acquire the operations of a clothing manufacturer under the brand “Native Outfitters”. The loan accrues interest at 6.40% per annum, is due in monthly payments of principal and interest through June 2027 and is secured by a first perfected security interest in certain personal property of the Company, a personal guarantee and certain private property of the Company’s sole shareholder and CEO. The principal balance on the loan was $253,778 and $293,588 as of December 31, 2021 and 2020, respectively.

During February 2018, Consolidated Apparel entered into a Small Business Administration (SBA) loan in the amount of $342,200 to acquire the operations of a clothing manufacturer under the brand “Incite Apparel”. The loan accrues interest at 6.05% per annum, is due in monthly payments of principal and interest through September 2027 and is secured by a first perfected security interest in certain personal property of the Company, a personal guarantee and certain private property of the Company’s sole shareholder and CEO. The principal balance on the loan was $228,281 and $259,967 as of December 31, 2021 and 2020, respectively.

As a part of the CARES Act (see below), the SBA automatically paid six months of principal, interest, and any associated fees on the above loans during 2020. Subsequently, the SBA approved another six months of principal, interest and fees. As a result of the above payments on behalf of the Company, $49,233 and $57,947 was recognized as a gain on Government grant and loan forgiveness during the years ended December 31, 2021 and 2020, respectively.

Promissory Note

During November 2019, Consolidated Apparel entered into a promissory note in the amount of $62,000. The loan term was 360 days, with repayments to be made daily in the amount of $317 per day. During December 2020, Consolidated Apparel and the lender agreed to a lump sum payoff of the balance of the note. The principal balance on the loan was $0 and $32,160 as of December 31, 2021 and 2020, respectively.

Coronavirus Aid, Relief and Economic Security Act (“CARES Act”)

During May 2020, Consolidated Apparel received loan proceeds of $24,333 under the Paycheck Protection Program (“PPP”). The PPP, established as part of the CARES Act, provides for loans to qualifying businesses to be used for eligible purposes, including payroll, benefits, rent and utilities. The PPP loan was eligible for forgiveness if utilized in accordance with prescribed requirements and was forgiven in February 2021, resulting in the recognition of a $24,333 in PPP loan forgiveness during the year ended December 31, 2020.

F-20

During September 2020, Consolidated Apparel received $53,600 as an Economic Injury Disaster Loan (“EIDL”) under the CARES Act. The EIDL calls for interest at 3.75% and installment payments of principal and interest of $263 per month beginning twenty-four months from the date of the original note. The balance of the EIDL was $53,600 and $53,600 on December 31, 2021 and 2020, respectively.

During February 2021, Consolidated Apparel received loan proceeds of $45,165 under the PPP. The PPP loan was eligible for forgiveness and was forgiven in September 2021, resulting in the recognition of $45,165 in PPP loan forgiveness during the year ended December 31, 2021.

CONSOLIDATED APPAREL, INC.

FOOTNOTES TO FINANCIAL STATEMENTS

December 31, 2021 and 2020

A summary of notes payable is as follows:	December 31,
	2021	2020
Line of credit, variable interest, currently 5.75%, secured by a personal guarantee from Gene Caiazzo, due in monthly payments of principal and interest	$47,868	$72,793
SBA loan, interest at 6.05% per annum, due in monthly payments of principal and interest through June 2027, secured by a first perfected security interest in certain personal property and personal guarantees	253,778	293,588
SBA loan, interest at 6.05% per annum, due in monthly payments of principal and interest through September 2027, secured by a first perfected security interest in certain personal property and personal guarantees from the Company CEO	228,281	259,967
Promissory note, due in daily payments of $317 until paid, personal guarantee from the Company CEO	-	32,160
EIDL, interest at 3.75% per annum, due in monthly payments beginning 2021	53,600	53,600
Total:	583,527	712,108
Less: current portion	(122,895)	(174,937)
Long-term debt, net	$460,632	$537,171

Maturities of the above notes payable are as follows at December 31, 2021:

2022	$122,895
2023	80,028
2024	84,978
2025	90,235
2026	95,818
Thereafter	109,573
Total	$583,527

F-21

NOTE 6 – INCOME TAXES

Consolidated Apparel had net operating losses of approximately $137,222 that begin to expire in 2029. Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

In accordance with the statute of limitations for federal tax returns, the Company’s federal tax returns for the years 2019 through 2021 are subject to examination.

Net deferred tax assets consist of the following components as of December 31, 2021 and 2020:

Deferred tax assets:	2021	2020
Net operating loss carryforward	$28,817	$28,725
Valuation allowance	(28,817)	(28,725)

The federal income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate of 21% to pretax income from continuing operations for the years ended December 31, 2021 and 2020 due to the following:

	2021	2020
Pre-tax book income	$25,548	$12,157
Meals	1,914	1,068
Non deductible interest	5,431	7,276
Government loan forgiveness	(19,824)	(17,279)
Gain on disposal of asset	(1,406)	-
Depreciation and amortization	(12,186	(12,608)
Rent expense		(1,221)
Other non-deductible expenses	431	2,545
Valuation allowance	92	8,062
	$0	$0

NOTE 7 - GOING CONCERN

Consolidated Apparel's financial statements are prepared using Generally Accepted Accounting Principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, Consolidated Apparel has accumulated losses since its inception, which raises substantial doubt about its ability to continue as a going concern. Management's plans with respect to alleviating the adverse financial conditions that caused management to express substantial doubt about the Consolidated Apparel’s ability to continue as a going concern are as follows:

Consolidated Apparel intends to complete an acquisition agreement with Integrated Cannabis Solutions, Inc., which would open access to public capital markets, facilitate synergies with existing businesses, expand existing and grow new product lines and identify cost reduction opportunities to achieve profitability. The continuation of Consolidated Apparel as a going concern is dependent upon its ability to generate profitable operations that produce positive cash flows. If Consolidated Apparel is not successful, it may be forced to raise additional debt or equity financing.

F-22

There can be no assurance that Consolidated Apparel will be able to achieve its business plans, raise any more required capital or secure the financing necessary to achieve its current operating plan. The ability of Consolidated Apparel to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 8 - SUBSEQUENT EVENTS

During September 2022, Consolidated Apparel signed a new lease for its existing office and operating space. The lease is for a term of 4 years with no extension options and begins at the end of the current lease on December 1, 2022. The lease calls for initial monthly payments of $5,425, with annual increases of 4%. Additional terms of the lease provide for free rent from October 2022 through January 2023 as well as July 2023, 2024 and 2025 and a $13,950 tenant improvement allowance.

On October 3, 2022, we amended the December 13, 2021 Acquisition Agreement, via an Addendum providing for the following amended terms in the Consideration Section (Section 2) of the December 13, 2021 Acquisition Agreement:

•	2.1 The Purchase Price to be paid by the Buyer is $1,200,000 as further provided for in terms 2.2 – 2.4.

•	2.2 IHS shall assume Consolidated’s outstanding debt of $950,000.00 as of September 30, 2022 (“Assumption of Debt Amount”).

•	2.3 $374,778.40 of the Assumption of Debt Amount by IHS shall be exchanged with 175,000,000 Common Stock Shares of Integrated Cannabis valued at $0.002 to be issued to Caiazzo.

•	2.4 IHS shall issue a Promissory Note for $250,000 to Caiazzo attached hereto as Exhibit A in exchange for 250,000 common stock shares of Consolidated owned by Caiazzo to be issued to IHS.

The Acquisition Agreement is deemed to be an acquisition of Consolidated by IHS and Integrated, whereby control of Consolidated is transferred to IHS and Integrated as of October 3, 2022 and the current owners and management of IHS and Integrated maintain control of the newly consolidated entity. Acquisition Agreement terms also provide that post-acquisition: (a) Caiazzo shall remain as Consolidated Apparel’s President and manage Consolidated Apparel’s operations; (b) Consolidated Apparel’s Board of Directors will appoint Caiazzo as a Board member; (c) IHS and Caiazzo will complete an Employment Agreement providing for Caiazzo’s responsibilities as Consolidated Apparel’s President; (d) subject to negotiation between the Parties, Consolidated Apparel will grant stock options to purchase common stock of Consolidated Apparel to Caiazzo with cashless exercise provisions.

F-23

(b)	Pro forma financial information.

Exhibit No.	Description

10.1	September 1, 2021 Acquisition Agreement (Previously Filed on Form 8-K on September 1, 2021)*

10.2	December 13, 2021 Acquisition Agreement (Previously Filed on Form 8-K December 13, 2021)*

10.3	October 3, 2022 Promissory Note between Integrated Holding Solutions, Inc. and Eugene Caiazzo**

10.4	October 3, 2022 Addendum to Acquisition Agreement**

10.5	Employment Agreement between Integrated Holding Solutions, Inc. and Eugene Caiazzo**

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

*Previously filed

** Filed herein

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SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, as amended, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Coconut Creek on October 3, 2022

By:	/s/ Matthew Dwyer
Matthew Dwyer Chief Executive Officer/Chief Financial Officer
(Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Matthew Dwyer
Chief Executive Officer/Chief Financial Officer/Director
(Principal Executive Officer)

By:	/s/ Manuel Losada
Manuel Losada, Director

By:	/s/ Gene Caiazzo
Gene Caiazzo, Director

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